PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-291680

JBS N.V.

Offers to Exchange
All Outstanding Unregistered Notes of the Series Specified Below
For New Notes which have been Registered under the Securities Act of 1933

Expiration Date: 5:00 p.m., New York City Time, January 12, 2026, unless extended

We are conducting these exchange offers (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) in order to provide you with an opportunity to exchange your unregistered notes for new notes that have been registered under the Securities Act.

The Exchange Offers

•        We will exchange all outstanding Old Notes (as defined below) that are validly tendered (and not validly withdrawn) and accepted notes for an equal principal amount of New Notes (as defined below) that are registered under the Securities Act.

•        The Exchange Offers for the Old Notes expire at 5:00 p.m., New York City time, on January 12, 2026, unless extended (such date, the “Expiration Date”).

•        You may withdraw tenders of Old Notes at any time prior to the Expiration Date of the Exchange Offers.

Outstanding Aggregate Principal Amount	Title of Series of Unregistered Notes to be Exchanged (collectively, the “Old Notes”)	CUSIP/ISIN No.	Title of Series of Registered Notes to be Issued(collectively, the “New Notes”)
US$1,000,000,000	5.950% Senior Notes due 2035	472140 AA0 and L56900 AA8/	5.950% Senior Notes due 2035
US472140AA00 and USL56900AA86
US$750,000,000	6.375% Senior Notes due 2055	472140 AC6 and L56900 AB6/	6.375% Senior Notes due 2055
US472140AC65and USL56900AB69
US$1,250,000,000	5.500% Senior Notes due 2036	472140AE2 and L56900AC4/	5.500% Senior Notes due 2036
US472140AE22 and USL56900AC43
US$1,250,000,000	6.250% Senior Notes due 2056	472140 AG7 and L56900 AD2/	6.250% Senior Notes due 2056
US472140AG79 and USL56900AD26
US1,000,000,000	6.375% Senior Notes due 2066	472140 AJ1 and L56900AE0/	6.375% Senior Notes due 2066
US472140AJ19 and USL56900AE09

We do not intend to list the New Notes on any securities exchange or any automated quotation system.

The terms of the New Notes to be issued in the Exchange Offers will have substantially identical terms to the corresponding series of Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks.

All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Old Notes and in the applicable Indenture (as defined herein). In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offers, we do not currently anticipate that we will register the Old Notes under the Securities Act.

We have undertaken the Exchange Offers for the old 5.950% Senior Notes due 2035and the old 6.375% Senior Notes due 2055 (together, the “Old January Notes”) that were issued on January 21, 2025, pursuant to the terms of the January Registration Rights Agreement (as defined herein), which requires us to consummate an exchange offer for the Old January Notes pursuant to an effective registration statement.

We have undertaken the Exchange Offers for the old 5.500% Senior Notes due 2036, the old 6.250% Senior Notes due 2056 and the old 6.375% Senior Notes due 2066 (together, the “Old July Notes”) that were issued on July 3, 2025, pursuant to the terms of the July Registration Rights Agreement (as defined herein), which requires us to consummate an exchange offer for the Old July Notes pursuant to an effective registration statement.

The old 5.950% Senior Notes due 2035 were, and the new 5.950% Senior Notes due 2035 will be, issued under an indenture, dated as of January 21, 2025 (as supplemented through the date hereof, the “2035 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 6.375% Senior Notes due 2055 were, and the new 6.375% Senior Notes due 2055 will be, issued under an indenture, dated as of January 21, 2025 (as supplemented through the date hereof, the “2055 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 5.500% Senior Notes due 2036 were, and the new 5.500% Senior Notes due 2036 will be, issued under an indenture, dated as of July 3, 2025 (as supplemented through the date hereof, the “2036 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 6.250% Senior Notes due 2056 were, and the new 6.250% Senior Notes due 2056 will be, issued under an indenture, dated as of July 3, 2025 (as supplemented through the date hereof, the “2056 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 6.375% Senior Notes due 2066 were, and the new 6.375% Senior Notes due 2066 will be, issued under an indenture, dated as of July 3, 2025 (as supplemented through the date hereof, the “2066 Notes Indenture” and collectively with the 2035 Notes Indenture, the 2055 Notes Indenture, the 2036 Notes Indenture and the 2056 Notes Indenture, the “Indentures”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

References to the “trustee” herein are in respect to Regions Bank in its respective capacity as trustee under each of the applicable Indentures. Each series of New Notes will be exchanged for Old Notes of the corresponding series in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We will not receive any proceeds from the issuance of the New Notes in the Exchange Offers.

See the section entitled “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in the JBS S.A. Form 20-F (as defined in this prospectus), which is incorporated by reference into this prospectus, for a discussion of risk factors that you should consider prior to tendering your Old Notes in the Exchange Offers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is December 11, 2025

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of New Notes acquired in the Exchange Offers where it is legal to do so.

In making a decision regarding the Exchange Offers, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

None of the Co-Issuers, D.F. King & Co., Inc. (the “Exchange Agent”) or any affiliate of any of their respective affiliates makes any recommendation as to whether or not holders of Old Notes should exchange their series of Old Notes for the corresponding series of New Notes in response to the Exchange Offers.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, to make this prospectus available, upon request, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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CERTAIN DEFINED TERMS

Except where the context otherwise requires, in this prospectus:

•        “Co-Issuers” or “issuers” refers to JBS N.V., JBS USA Foods Group Holdings and JBS USA Food Company Holdings. JBS USA Foods Group Holdings and JBS USA Food Company Holdings are indirect wholly-owned subsidiaries of JBS N.V.

•        “JBS N.V.” refers to JBS N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands.

•        “JBS Group,” “we,” “our,” “us,” “our company” or like terms refer to JBS N.V. and its consolidated subsidiaries, unless the context otherwise requires or otherwise indicated.

•        “JBS USA Food Company” refers to JBS USA Food Company, a corporation incorporated under the laws of the State of Delaware, which was merged into JBS USA Food Company Holdings on November 20, 2025, with JBS USA Food Company Holdings as the surviving entity.

•        “JBS USA Food Company Holdings” refers to JBS USA Food Company Holdings, a corporation incorporated under the laws of the State of Delaware. JBS USA Food Company was merged into JBS USA Food Company Holdings on November 20, 2025, with JBS USA Food Company Holdings as the surviving entity. JBS USA Food Company Holdings is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS USA Foods Group Holdings” refers to JBS USA Foods Group Holdings, Inc., a corporation incorporated under the laws of the State of Delaware. JBS USA Foods Group Holdings is an indirect wholly-owned subsidiary of JBS N.V.

In addition, in this prospectus, except where otherwise indicated or where the context requires otherwise:

•        “Australia” means the Commonwealth of Australia.

•        “Brazil” means the Federative Republic of Brazil.

•        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

•        “IASB” means the International Accounting Standards Board.

•        “IFRS — Accounting Standards” means International Financial Reporting Standards (IFRS) — Accounting Standards, as issued by the IASB.

•        “J&F” means J&F S.A. (formerly known as J&F Investimentos S.A.), a corporation (sociedade por ações) incorporated under the laws of Brazil. J&F is controlled by our ultimate controlling shareholders. See “Principal Shareholders” in this prospectus and “Item 7. Major Shareholders and Related Party Transactions — A. Major Shareholders” in the JBS S.A. Form 20-F (as defined in this prospectus), which is incorporated by reference into this prospectus.

•        “JBS Australia” means Baybrick Pty Limited, an Australian proprietary limited company. JBS Australia is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS Canada” means JBS Food Canada ULC, a Canadian unlimited company. JBS Canada is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS Global Luxembourg S.à r.l.” refers to JBS Global Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg. JBS USA is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS Global Meat Holdings Pty. Limited” refers to JBS Global Meat Holdings Pty. Limited, a dual incorporated entity, incorporated under the laws of the Netherlands and Australia. JBS Global Meat Holdings Pty. Limited is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS USA” refers to JBS USA Holding Lux S.à r.l., a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg. JBS USA is an indirect wholly-owned subsidiary of JBS N.V.

•        “JBS S.A.” refers to JBS S.A., a Brazilian corporation (sociedade anônima). JBS S.A. is an indirect wholly-owned subsidiary of JBS N.V.

•        “LuxCo” refers to J&F Investments Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg. LuxCo is a wholly-owned subsidiary of J&F. See “Principal Shareholders” in this prospectus and “Item 7. Major Shareholders and Related Party Transactions — A. Major Shareholders” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.”

•        “Luxembourg” means the Grand Duchy of Luxembourg.

•        “Mexico” means the United Mexican States.

•        “the Netherlands” means the European part of the Kingdom of the Netherlands.

•        “PPC” means Pilgrim’s Pride Corporation, a Delaware corporation. JBS N.V. beneficially owns approximately 82% of PPC’s outstanding common stock.

•        “Seara” means Seara Alimentos Ltda., a Brazilian limited liability company (sociedade limitada). Seara and its subsidiaries produce poultry, pork and processed foods in Brazil. Seara is an indirect wholly-owned subsidiary of JBS N.V.

•        “SEC” means the United States Securities and Exchange Commission.

•        “Securities Act” means the U.S. Securities Act of 1933, as amended.

•        “U.K.” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

•        “ultimate controlling shareholders” means Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista.

•        “U.S.” or “United States” means the United States of America.

•        “U.S. dollars,” “US$” or “$” means U.S. dollars, the official currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements reflecting assumptions, expectations, intentions or beliefs about future events that are intended as “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. All statements included in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “could,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements of our current views and estimates of future economic circumstances, industry conditions in domestic and international markets and our performance and financial results.

Among the factors that may cause actual results and events to differ from the anticipated results and expectations expressed in such forward-looking statements are the following:

•        the risk of outbreak of animal diseases, more stringent trade barriers in key export markets and increased regulation of food safety and security;

•        product contamination or recall concerns;

•        fluctuations in the prices of live cattle, hogs, chicken, corn and soymeal;

•        fluctuations in the selling prices of beef, pork and chicken products;

•        developments in, or changes to, the laws, regulations and governmental policies governing our business and products or failure to comply with them, including environmental and sanitary liabilities;

•        currency exchange rate fluctuations, trade barriers, exchange controls, political risk and other risks associated with export and foreign operations;

•        changes in international trade regulations;

•        our strategic direction and future operation;

•        deterioration of economic conditions globally and more specifically in the principal markets in which we operate;

•        our ability to implement our business plan, including our ability to arrange financing when required and on reasonable terms and the implementation of our financing strategy and capital expenditure plan;

•        the successful integration or implementation of mergers and acquisitions, joint ventures, strategic alliances or divestiture plans;

•        the competitive nature of the industry in which we operate and the consolidation of our customers;

•        customer demands and preferences;

•        our level of indebtedness;

•        adverse weather conditions in our areas of operations;

•        continued access to a stable workforce and favorable labor relations with employees;

•        our dependence on key members of our management;

•        the interests of our ultimate controlling shareholders;

•        reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and the outcome of these actions;

•        economic instability in Brazil and a resulting reduction in market confidence in the Brazilian economy;

•        political crises in Brazil;

•        the declaration or payment of dividends or interest attributable to shareholders’ equity;

•        the ongoing war between Russia and Ukraine, the Israel-Hamas-Iran conflict and tariff policies, which can contribute to higher prices for commodities, food products, ingredients and energy products, increasing inflation in some countries, and disruptions in trade and supply chains;

•        unfavorable outcomes in legal and regulatory proceedings and government investigations that we are, or may become, a party to;

•        other risks described under the heading “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus;

•        other factors or trends affecting our financial condition, liquidity or results of operations; and

•        other statements contained in this prospectus regarding matters that are not historical facts.

In addition, there may be other factors and uncertainties, many of which are beyond our control, that could cause our actual results and events to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, any or all of our forward-looking statements may turn out to be inaccurate.

We caution investors not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

Following the completion of a corporate reorganization (the “Corporate Reorganization”), JBS N.V. became the holding entity of JBS S.A. and its consolidated subsidiaries. Accordingly, the business of JBS N.V. following the completion of the Corporate Reorganization is the same as the business of JBS S.A. and its consolidated subsidiaries prior to the completion of the Corporate Reorganization. For more information about the Corporate Reorganization, see “Corporate Reorganization and Dual Listing” in the JBS N.V. Third Quarter MD&A (as defined in this prospectus), which is incorporated by reference into this prospectus.

Accounting Treatment

The JBS Group accounted for the Corporate Reorganization as a common control transaction, and the pre-reorganization carrying amounts of JBS S.A. were included in the consolidated financial statements of JBS N.V. at book value. Accordingly, JBS N.V.’s unaudited interim financial statements (as defined below) reflect the following:

(i)     the historical operating results and financial position of JBS S.A. prior to the Corporate Reorganization;

(ii)    the consolidated financial performance and position of JBS N.V. subsequent to the completion of the Corporate Reorganization;

(iii)   the assets and liabilities of JBS N.V. and its subsidiaries stated at historical cost;

(iv)   the number of common shares issued by JBS N.V. as a result of the Corporate Reorganization, which is reflected retrospectively from January 1, 2024, for the purpose of calculating earnings per share;

(v)    the shares of JBS S.A. were contributed to JBS N.V. at their carrying amount in three tranches: December 27, 2023, May 23, 2025, and June 9, 2025; and

(vi)   the remaining retained earnings of JBS S.A., no longer applicable to JBS N.V., were reclassified to the opening balance of capital reserves. For more information, see note 20 to JBS N.V.’s unaudited interim financial statements.

JBS N.V.

JBS N.V.’s unaudited interim financial statements, incorporated by reference into this prospectus, are presented in U.S. dollars. JBS N.V. selected the U.S. dollar as its presentation currency to facilitate a more direct comparison to other competitors. The financial statements of each subsidiary included in the consolidation of JBS N.V.’s unaudited interim financial statements are prepared using the functional currency of the primary economic environment in which it operates. At the entity level, transactions in foreign currencies other than the functional currency of the entity are initially measured using the exchange rates prevailing at the dates of each transaction. Foreign currency monetary items in the statement of financial position are translated using the closing exchange rate as of the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at period end of foreign currency monetary assets and liabilities are recognized in the consolidated statement of income, under the captions “Finance income” or “Finance expense.”

JBS S.A.

JBS S.A., which is JBS N.V.’s predecessor for accounting purposes, maintains its books and records in Brazilian reais, which is its functional currency. JBS S.A.’s audited financial statements (as defined below), incorporated by reference into this prospectus, are presented in U.S. dollars. JBS S.A.’s audited financial statements, incorporated by reference into this prospectus, include the consolidation of all of its subsidiaries which are prepared using each subsidiary’s respective functional currency. At the entity level, transactions in foreign currencies other than the functional currency of the entity are initially measured using the exchange rates prevailing at the dates of each transaction. Foreign currency monetary items in the statement of financial position are translated using the closing exchange rate as of the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at period end of foreign currency monetary assets and liabilities are recognized in the consolidated statement of income, under the captions “Finance income” or “Finance expense.”

This prospectus includes financial information derived from:

(1)    JBS N.V.’s unaudited condensed consolidated interim financial information as of September 30, 2025 and for the three- and nine-month periods ended September 30, 2025 and 2024, and the related notes thereto, included in the JBS N.V. Third Quarter Form 6-K (as defined in this prospectus), which is incorporated by reference into this prospectus. We refer to these as “JBS N.V.’s unaudited interim financial statements;” and

(2)    JBS S.A.’s audited consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and the related notes thereto, included in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus. We refer to these as “JBS S.A.’s audited financial statements” and, together with JBS N.V.’s unaudited interim financial statements, “JBS N.V.’s financial statements.”

JBS S.A.’s audited financial statements have been prepared in accordance with IFRS — Accounting Standards. JBS N.V.’s unaudited interim financial statements have been prepared in accordance with IAS 34 — Interim Financial Reporting, as issued by the IASB.

Non-GAAP Financial Measures

We have disclosed certain non-GAAP financial measures in this prospectus, including Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP financial measures are used as measures of performance by our management and should not be considered as measures of financial performance in accordance with IFRS — Accounting Standards. You should rely on non-GAAP financial measures in a supplemental manner only in making your investment decision. There is no standard definition of non-GAAP financial measures, and JBS N.V.’s definitions may not be comparable to those used by other companies.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is calculated by making the following adjustments to net income (loss), as further described in this prospectus (see “Summary — Summary Historical Financial Data”): exclusion of net finance expense; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of antitrust agreements expenses; exclusion of donations and social programs expenses; exclusion of J&F Leniency expenses refund; exclusion of impairment of assets; exclusion of restructuring expenses; exclusion of fiscal payments and installments; exclusion of Rio Grande do Sul losses; exclusion of extemporaneous litigation expenses; exclusion of reversal of tax credits; exclusion of avian influenza losses; and exclusion of certain other operating income (expense), net.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

The use of Adjusted EBITDA, instead of net income, and Adjusted EBITDA Margin, instead of net margin, have limitations as analytical tools, including the following:

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, working capital needs;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect income tax expense or the cash requirements to pay taxes;

•        Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•        Adjusted EBITDA and Adjusted EBITDA Margin include adjustments that represent cash expenses or that represent non-cash charges that may relate to future cash expenses.

For more information about Adjusted EBITDA and Adjusted EBITDA Margin and the adjusting items JBS N.V. used to calculate Adjusted EBITDA and Adjusted EBITDA Margin, see “Summary — Summary Historical Financial Data.”

Industry and Market Data

Certain market and industry data included in this prospectus have been obtained from third-party sources that we believe to be reliable, such as the United States Department of Agriculture. We have not independently verified such third-party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus, and “Item 3. Key Information — D. Risk Factors” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

Nothing in this prospectus should be interpreted as a market forecast.

Brands

This prospectus includes trademarks, trade names and trade dress of other companies. Use or display by us of other parties’ trademarks, trade names or trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trademark, trade name or trade dress owners. Solely for the convenience of investors, in some cases we refer to our brands in this prospectus without the ® symbol, but these references are not intended to indicate in any way that we will not assert our rights to these brands to the fullest extent permitted by law.

Rounding

Certain figures and some percentages included in this prospectus have been subject to rounding adjustments. Accordingly, the totals included in certain tables contained in this prospectus may not correspond to the arithmetic aggregation of the figures or percentages that precede them.

SUMMARY

The following summary highlights some of the information contained in this prospectus but does not contain all of the information that may be important to you. We urge you to read the entire prospectus carefully, including the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.

Overview

We are the largest protein company and one of the largest food companies in the world in terms of net revenue for the year ended December 31, 2024, according to Bloomberg’s Food Index and publicly available sources. Our net revenue was US$63.1 billion and US$57.2 billion for the nine-month periods ended September 30, 2025 and 2024, respectively, and US$77.2 billion, US$72.9 billion and US$72.6 billion for the years ended December 31, 2024, 2023 and 2022, respectively. We recorded a net income of US$1.8 billion and US$1.5 billion for the nine-month periods ended September 30, 2025 and 2024, respectively. We recorded a net income of US$2.0 billion for the year ended December 31, 2024, a net loss of US$0.1 billion for the year ended December 31, 2023 and a net income of US$3.1 billion for the year ended December 31, 2022. Our Adjusted EBITDA was US$5.1 billion and US$5.3 billion for the nine-month periods ended September 30, 2025 and 2024, respectively, and US$7.2 billion, US$3.5 billion and US$6.7 billion for the years ended December 31, 2024, 2023 and 2022, respectively. Through strategic acquisitions and capital investment, we have created a diversified global platform that allows us to prepare, package and deliver fresh and frozen, value-added and branded beef, poultry, pork, fish and lamb products to leading retailers and foodservice customers. We sell our products to more than 320,000 customers worldwide in approximately 180 countries on six continents.

As of September 30, 2025, we were:

•        the #1 global beef producer in terms of capacity, according to Nebraska Public Media, with operations in the United States, Australia, Canada and Brazil and an aggregate daily processing capacity of approximately 78,000 heads of cattle;

•        the #1 global poultry producer in terms of capacity, with operations in the United States, Brazil, United Kingdom, Mexico, Puerto Rico and Europe, and an aggregate daily processing capacity of more than 13.5 million chickens according to WATT Poultry, a global resource for the poultry meat industries;

•        the #2 largest global pork producer in terms of capacity, with operations in the United States, Brazil, the United Kingdom, Australia and Europe, and an aggregate daily processing capacity of approximately 147,000 hogs according to WATT Poultry;

•        a leading lamb producer in terms of capacity, according to Levante, with operations in Australia and Europe and an aggregate daily processing capacity of approximately 23,500 heads;

•        a leading regional fish producer in terms of capacity, according to Forbes, with operations in Australia and an aggregate daily processing capacity of approximately 220 tons;

•        a leading table eggs producer in Brazil, with operation in six Brazilian states, and an aggregate capacity of approximately four billion table eggs per year; and

•        a significant global producer of value-added and branded meat products.

We primarily sell protein products, which include fresh and frozen cuts of beef, pork, lamb, fish, whole chickens and chicken parts, to retailers (such as supermarkets, club stores and other retail distributors), and foodservice companies (such as restaurants, hotels, foodservice distributors and additional processors). Our food products are marketed under a variety of national and regional brands, including: in North America, “Swift,” “Just Bare,” “Pilgrim’s Pride,” “1855,” “Gold Kist Farms,” “Del Dia,” “Northern Gold” and “Canadian Diamond” and premium brand “Sunnyvalley”; in Brazil, “Swift,” “Seara,” “Friboi, “Maturatta,” “Reserva Friboi,” “Seara Da Granja,” “Seara Nature,” “Massa Leve,” “Marba,” “Doriana,” “Delícia,” “Primor,” “Delicata,” “Incrível,” “Rezende,” “LeBon,” “Frango Caipira Nhô Bento,” “Seara Turma da Mônica,” and premium brands “1953,” “Seara Gourmet,” “Hans” and “Eder”; in Australia, “Great Southern” and “AMH”; and in Europe, “Moy Park” and “O’Kane.” We also produce value-added and branded products marketed, primarily under our portfolio of widely recognized consumer brands in some of our key markets, including “Seara” in Brazil, “Primo,” “Rivalea” and “Huon” in Australia and “Beehive” in New Zealand.

We are geographically diversified. In the nine-month periods ended September 30, 2025 and 2024 and in the year ended December 31, 2024, we generated 74.3%, 74.3% and 74.1%, respectively, of our net revenue from sales in the countries where we operate our facilities, which we classify as domestic sales, and 25.7%, 25.7% and 25.9%, respectively, of our net revenue represented export sales. The United States, Brazil and Australia are leading exporters of protein to many fast-growing markets, including Asia, Africa and the Middle East. Asia represented 50.3%, 48.9% and 48.9% of our net revenue from export sales in the nine-month periods ended September 30, 2025 and 2024 and in the year ended December 31, 2024, respectively, primarily from sales in China, Japan and South Korea. Africa and the Middle East collectively represented 12.0%, 15.1% and 14.2% of our net revenue from export sales in the nine-month periods ended September 30, 2025 and 2024 and in the year ended December 31, 2024, respectively.

Recent Developments

Simplification of Notes Corporate Structure

On November 19, 2025, we entered into supplemental indentures to each of the respective indentures governing JBS USA Holding Lux S.à r.l.’s, JBS USA Food Company Holdings’ and JBS USA Food Company’s 15 series of outstanding notes, pursuant to which (1) JBS USA was substituted as a co-issuer by JBS N.V. and JBS N.V. became a co-issuer of our notes and (2) JBS S.A., JBS Global Luxembourg S.à r.l. and JBS Global Meat Holdings Pty Limited were released as parent guarantors of our notes, in each case, in accordance with the terms and conditions of the indentures governing our notes.

In addition, on November 20, 2025 JBS USA Food Company was merged into JBS USA Food Company Holdings, with JBS USA Food Company Holdings as the surviving entity.

Amendments to Revolving Credit Facilities

On November 19, 2025, we entered into an amendment (the “JBS USA Amendment”) to our revolving credit facility, dated as of November 1, 2022 (as amended, the “Revolving Credit Facility”), by and among JBS N.V., JBS USA Food Company, JBS Australia and JBS Canada, as borrowers, Bank of Montreal, as administrative agent, and the lender parties thereto from time to time.

In connection with the JBS USA Amendment, (1) JBS USA was be substituted as a borrower by JBS N.V. and JBS N.V. became a borrower and a guarantor under the Revolving Credit Facility, (2) JBS USA Food Company was substituted as a borrower by JBS USA Food Company Holdings and JBS USA Food Company Holdings became a borrower and a guarantor under the Revolving Credit Facility and (3) JBS S.A., JBS Global Luxembourg S.à r.l. and JBS Global Meat Holdings Pty Limited were released as parent guarantors, in each case, in accordance with the terms and conditions of the Revolving Credit Facility. In addition, the JBS USA Amendment replaced the financial maintenance covenant that requires compliance with a maximum total debt to capitalization of 55.0% with compliance with a minimum interest coverage ratio that requires JBS N.V. not to permit its interest coverage ratio to be less than 3.00:1.00, as of the last day of the most recently ended test period, commencing with the test period ending on March 31, 2026. The other terms and conditions of the Revolving Credit Facility remain substantially unchanged.

In addition, we also intend to enter into an amendment (the “JBS S.A. Amendment”) to the JBS S.A. revolving credit facility, dated as of August 5, 2022 (as amended, the “JBS S.A. Revolving Credit Facility”), by and among JBS S.A. and its subsidiaries JBS Investments Luxembourg S.à r.l., Seara Meats B.V. and Seara Alimentos Ltda., as borrowers and guarantors, pursuant to which JBS N.V. will be added as a borrower to the JBS S.A. Revolving Credit Facility. If entered into, the JBS S.A. Amendment will also amend certain other defined terms and provisions to the JBS S.A. Revolving Credit Facility.

There is no guarantee that the JBS S.A. Amendment will be entered into on the anticipated terms and timeframe or at all.

Amendments to Certain Non-Convertible Debentures

We intend to enter into amendments to certain non-convertible unsecured debentures providing for JBS N.V. to become a guarantor thereunder. These debentures underlie the securitization of agribusiness receivables in Brazil through the issuance of agribusiness receivables certificates (Certificados de Recebíveis do Agronegócio) (“CRAs”).

There is no guarantee that the amendments to the CRAs will be entered into on the anticipated terms and timeframe or at all.

Commercial Paper Program

We intend to launch a commercial paper program that will replace our existing commercial paper program. The program will allow the Co-Issuers to issue up to US$1.0 billion in aggregate principal amount of short-term, unsecured notes without registration under the Securities Act (the “Commercial Paper Program”).

There is no guarantee that the Commercial Paper Program will be entered into on the anticipated terms and timeframe or at all.

U.S. DOJ Civil Investigation Demand

On November 18, 2025, JBS USA received a civil investigative demand (“CID”) from the U.S. Department of Justice (“DOJ”) related to the U.S. fed cattle and beef packing industry. JBS USA will cooperate with the DOJ in producing documents and information pursuant to the CID.

2025 Seara CRA Offering

On November 5, 2025, Seara issued rural financial product notes (Cédulas de Produto Rural com Liquidação Financeira — CPR-Financeiras) representing four series of CRAs due 2035, 2035, 2045 and 2065, in the aggregate principal amount equivalent to US$569 million (the “2025 Seara CRA Offering”). The rural financial product notes are guaranteed by JBS S.A. and JBS N.V. Seara plans to use the net proceeds from the issuances of these securities primarily to acquire raw materials, namely corn in natura, in the ordinary course of its business. The agreements governing the CRAs contain customary covenants and events of default; however, they do not include any financial covenants.

New Share Buyback Program

On August 13, 2025, the board of directors of JBS N.V. approved a new share buyback program authorizing JBS N.V. to acquire Class A common shares, including in the form of Brazilian Depositary Receipts (“BDRs”), in an aggregate amount of up to US$400 million (the “New Share Buyback Program”). On October 14, 2025, the board of directors of JBS N.V. approved an expansion of the New Share Buyback Program in an aggregate amount of up to an additional US$200 million. The New Share Buyback Program commenced on August 18, 2025, and concluded on November 10, 2025. Under the New Share Buyback Program, JBS N.V. repurchased a total of 41,008,292 Class A common shares, in the aggregate amount of US$600 million. Of this amount, 23,211,318 Class A common shares, in the aggregate amount of US$362.5 million, were repurchased during the period ended September 30, 2025, and the remaining 17,796,974 Class A common shares, in the aggregate amount of US$237.5 million, were repurchased during the period from October 1, 2025 to November 10, 2025.

Corporate Structure

The following diagram sets forth JBS N.V.’s simplified corporate structure as of the date of this prospectus. For information about the principal shareholders of JBS N.V., see “Item 7. Major Shareholders and Related Party Transactions — A. Major Shareholders” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

JBS N.V.
(Netherlands)
100%
JBS S.A.
(Brazil)
100%
100%
Others
JBS USA Holding Lux
S.à r.l.
(Luxembourg)
Seara Alimentos Ltda.
(Brazil)
North America(1)
Australia
Europe

____________

(1)      Includes approximately 82% of the outstanding common stock of PPC.

JBS N.V.’s headquarters are located at Stroombaan 16, 5th Floor, 1181 VX, Amstelveen, Netherlands, and our phone number is +31 20 656-4700. JBS N.V.’s website is https://ri.jbsglobal.com. Information contained on or obtainable through JBS N.V.’s website is not incorporated into, and does not constitute a part of, this prospectus.

You can get more information regarding our business by reading the JBS S.A. Form 20-F, the JBS N.V. Third Quarter Information (as defined in this prospectus) and the other reports JBS N.V. files with, or furnishes to, the SEC and that are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

THE EXCHANGE OFFERS

The Exchange Offers

We are offering to exchange up to:

•   US$1,000,000,000 aggregate principal amount of newly issued and registered 5.950% Senior Notes due 2035 (the “New 2035 Notes”) for an equal principal amount of our outstanding 5.950% Senior Notes due 2035 (the “Old 2035 Notes”);

•   US$750,000,000 aggregate principal amount of newly issued and registered 6.375% Senior Notes due 2055 (the “New 2055 Notes” and, together with the New 2035 Notes, the “New January Notes”) for an equal principal amount of our outstanding 6.375% Senior Notes due 2055 (the “Old 2055 Notes” and, together with the Old 2035 Notes, the “Old January Notes”);

•   US$1,250,000,000 aggregate principal amount of newly issued and registered 5.500% Senior Notes due 2036 (the “New 2036 Notes”) for an equal principal amount of our outstanding 5.500% Senior Notes due 2036 (the “Old 2036 Notes”);

•   US$1,250,000,000 aggregate principal amount of newly issued and registered 6.250% Senior Notes due 2056 (the “New 2056 Notes”) for an equal principal amount of our outstanding 6.250% Senior Notes due 2056 (the “Old 2056 Notes”); and

•   US$1,000,000,000 aggregate principal amount of newly issued and registered 6.375% Senior Notes due 2066 (the “New 2066 Notes” and, collectively with the New 2036 Notes and the New 2056 Notes, the “New July Notes” and, together with the New January Notes, the “New Notes”) for an equal principal amount of our outstanding 6.375% Senior Notes due 2066 (the “Old 2066 Notes” and, collectively with the Old 2036 Notes and the Old 2056 Notes, the “Old July Notes” and, together with the Old January Notes, the “Old Notes”).

Purpose of the Exchange Offers

The New January Notes are being offered to satisfy our obligations under the registration rights agreements, dated as of January 21, 2025, by and between JBS USA and certain initial purchasers (the “January Registration Rights Agreement”).

The New July Notes are being offered to satisfy our obligations under the registration rights agreements, dated as of July 3, 2025, by and between JBS USA and certain initial purchasers (the “July Registration Rights Agreement” and, together with the January Registration Rights Agreement, the “Registration Rights Agreements”).

Subject to limited exceptions, after the Exchange Offers are complete, you will not have any further rights under the applicable Registration Rights Agreement, including any right to require us to register any of the Old Notes that you do not exchange, to file a shelf registration statement to cover resales of the Old Notes or to pay you the additional interest we agreed to pay to holders of Old Notes if we failed to satisfy our obligations under the applicable Registration Rights Agreement governing the Old Notes.

The Notes

Each series of New Notes to be issued in the Exchange Offers will have substantially identical terms to corresponding series of Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks.

Each series of New Notes will be part of the same corresponding series of the Old Notes and will be issued under the same applicable Indenture. Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Denomination

Each series of New Notes will only be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No tender of Old Notes will be accepted if it results in the issuance of less than US$2,000 principal amount of New Notes.

Expiration Date

Each Exchange Offer will expire at 5:00 p.m., New York City time, on January 12, 2026, unless we extend it in our sole discretion. The time and date of expiration of each Exchange Offer, as each such time and date may be extended is referred to, in each case, as the “Expiration Date.”

Settlement Date	The Settlement Date for the Exchange Offers will be promptly after the Expiration Date.
Procedures for Tendering the Old Notes

If you wish to accept the applicable Exchange Offer, you must tender your Old Notes in accordance with the book-entry procedures described under “The Exchange Offers — Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC,” and transmit an agent’s message to the Exchange Agent through the Automated Tender Offer Program (“ATOP”) of DTC. See “The Exchange Offers — Procedures for Tendering.”

Consequences of Failure to Exchange the Old Notes

You will continue to hold Old Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Old Notes or you tender your Old Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Old Notes after we consummate the Exchange Offers. See “The Exchange Offers — Terms of the Exchange Offers” and “The Exchange Offers — Consequences of Failure To Exchange.”

Conditions to the Exchange Offers

The Exchange Offers are subject to several customary conditions. We will not be required to accept for exchange, or to issue any New Notes in exchange for, any Old Notes, and we may terminate or amend the Exchange Offers with respect to one or more series of the Old Notes if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. See “The Exchange Offers — Conditions to the Exchange Offers.” In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect.

With respect to each Exchange Offer, we reserve the right to terminate or amend such Exchange Offer at any time prior to the applicable Expiration Date upon the occurrence of any of the foregoing events.

With respect to each Exchange Offer, if we make a material change to the terms of such Exchange Offer, we will, to the extent required by law, disseminate additional offer materials and extend such Exchange Offer.

Registration Rights Agreements

We have undertaken the Exchange Offers for the Old Notes pursuant to the terms of the applicable Registration Rights Agreements. Under the Registration Rights Agreements, we agreed, among other things, to consummate an exchange offer for the Old Notes pursuant to an effective registration statement or to cause resales of the Old Notes to be registered. We have filed the registration statement related to this prospectus to meet our obligations under the Registration Rights Agreements. If we fail to satisfy certain obligations under the Registration Rights Agreements with respect to the Old Notes, we are required to pay additional interest to holders of such series of Old Notes under specified circumstances. See “Registration Rights.”

Resale of the New Notes

We believe the New Notes that will be issued in the Exchange Offers may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.” By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. You should read the discussions under “The Exchange Offers” and “Plan of Distribution” for further information regarding the Exchange Offers and resale of the New Notes.

Acceptance of Old Notes for Exchange and Delivery of New Notes

Except in some circumstances, any and all Old Notes that are validly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offers will be delivered promptly after such acceptance. See “The Exchange Offers — Acceptance of Old Notes for Exchange and Delivery of New Notes.”

Exchange Agent	D.F. King & Co., Inc. is serving as Exchange Agent.

THE NEW NOTES

The following is a brief summary of the principal terms of the New Notes. The terms of each series of the New Notes are identical in all material respects to those of the corresponding series of the Old Notes except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New Notes will bear different CUSIP numbers from the Old Notes of the corresponding series. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the New Notes and the terms and provisions of the applicable Indenture that govern the Old Notes and will govern the New Notes, see “Description of the New Notes.”

Issuers	JBS N.V., JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings
Securities Offered

Up to:

•   US$1,000,000,000 aggregate principal amount of New 2035 Notes;

•   US$750,000,000 aggregate principal amount of New 2055 Notes;

•   US$1,250,000,000 aggregate principal amount of New 2036 Notes;

•   US$1,250,000,000 aggregate principal amount of New 2056 Notes; and

•   US$1,000,000,000 aggregate principal amount of New 2066 Notes.

Maturity Date
New 2035 Notes	April 20, 2035
New 2055 Notes	February 25, 2055
New 2036 Notes	January 15, 2036
New 2056 Notes	March 1, 2056
New 2066 Notes	April 15, 2066
Interest
New 2035 Notes	The New 2035 Notes will bear interest at the annual rate of 5.950%, payable semi-annually in arrears on April 20 and October 20 of each year.
New 2055 Notes	The New 2055 Notes will bear interest at the annual rate of 6.375%, payable semi-annually in arrears on February 25 and August 25 of each year.
New 2036 Notes	The New 2036 Notes will bear interest at the annual rate of 5.500%, payable semi-annually in arrears on January 15 and July 15 of each year.
New 2056 Notes	The New 2056 Notes will bear interest at the annual rate of 6.250%, payable semi-annually in arrears on March 1 and September 1 of each year.
New 2066 Notes	The New 2066 Notes will bear interest at the annual rate of 6.375%, payable semi-annually in arrears on April 15 and October 15 of each year.

The New Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Old Notes accepted in the Exchange Offers. If your Old Notes are accepted for exchange, you will receive interest on the corresponding New Notes and not on the Old Notes. Any Old Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Optional Redemption	We may redeem each series of New Notes, in whole or in part, at any time or from time to time at the redemption prices set forth under “Description of the New Notes — Optional Redemption.”
Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the New Notes”), we will be required to make an offer to purchase the New Notes at a purchase price equal to 101% of the aggregate principal amount of the New Notes being repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the New Notes — Change of Control Triggering Event.”

Certain Covenants

The applicable Indenture governing each series of New Notes will restrict our ability and the ability of our significant subsidiaries that guarantee such series of New Notes to create certain liens on future Principal Properties (as defined under “Description of the New Note — Certain Definitions”) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions, as further described under the heading “Description of the New Notes — Certain Covenants of the Company” in this prospectus.

Ranking

The New Notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured senior debt and rank senior to all of our existing and future subordinated debt. The New Notes will be effectively junior to our existing and future secured debt to the extent of the value of the collateral securing such debt. The New Notes will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries (other than JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings).

DTC Eligibility	The New Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Book-Entry Settlement and Clearance.”
Same-Day Settlement

Beneficial interests in the New Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such beneficial interests will be settled in immediately available funds. See “Book-Entry Settlement and Clearance.”

No listing of the New Notes	We do not intend to apply to list the New Notes on any securities exchange or to have the New Notes quoted on any automated quotation system.

Governing Law	Each series of New Notes and the applicable Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee, Registrar and Paying Agent	Regions Bank.
Risk Factors

See “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus, and the other information contained in, or incorporated by reference into, this prospectus for a discussion of factors that should be carefully considered by holders of Old Notes before tendering their Old Notes pursuant to the Exchange Offers and investing in the New Notes.

SUMMARY HISTORICAL FINANCIAL DATA

The following summary historical financial data of JBS N.V. is being provided to help you in your analysis of the financial aspects of the Exchange Offers. You should read and analyze this information in conjunction with the rest of this prospectus, including the section entitled “Presentation of Financial and Other Information,” included elsewhere in this prospectus and the section entitled “Item 5. Operating and Financial Review and Prospects” in the JBS S.A. Form 20-F, the JBS N.V. Third Quarter MD&A, as well as the JBS N.V.’s financial statements, which are incorporated by reference into this prospectus.

The summary historical consolidated financial information presented below has been derived from JBS N.V.’s financial statements. The summary historical consolidated financial information of JBS N.V. presented in this prospectus is not necessarily indicative of JBS N.V.’s future consolidated operating results. The tables below present a summary of JBS N.V.’s consolidated financial performance for the periods indicated.

Items Affecting Comparability of Financial Results

The comparability of our financial results is affected by our acquisitions and fluctuations in foreign exchange rates, principally the Brazilian real against the U.S. dollar. For more information, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Items Affecting Comparability of Financial Results” in the JBS S.A. Form 20-F, “Items Affecting Comparability of Financial Results” in the JBS N.V. Third Quarter MD&A, and the JBS N.V.’s financial statements, which are incorporated by reference into this prospectus.

	As of and for the nine-month period ended September 30,		As of and for the year ended December 31,
	2025	2024	2024	2023	2022
	(in millions of US$)
Consolidated statement of income information:
Net revenue	63,121.2	57,208.9	77,182.5	72,918.1	72,613.9
Cost of sales	(54,691.6)	(48,597.3)	(65,594.3)	(64,951.0)	(61,070.2)
Gross profit	8,429.5	8,611.6	11,588.2	7,967.2	11,543.6
General and administrative expenses	(1,592.4)	(1,712.6)	(2,278.3)	(2,315.1)	(2,290.0)
Selling expenses	(3,650.7)	(3,438.8)	(4,827.2)	(4,594.3)	(4,681.6)
Other expenses	(56.7)	(109.1)	(189.2)	(122.1)	(99.6)
Other income	77.3	60.3	84.5	148.5	311.0
Net operating expenses	(5,222.5)	(5,200.1)	(7,210.4)	(6,883.0)	(6,760.2)
Operating profit	3,207.0	3,411.4	4,377.8	1,084.1	4,783.3
Finance income	508.0	517.6	719.3	584.2	808.6
Finance expense	(1,484.1)	(1,827.0)	(2,389.1)	(1,937.6)	(2,050.3)
Net finance expense	(976.1)	(1,309.5)	(1669.7)	(1,353.4)	(1,241.6)
Share of profit of equity-accounted investees, net of tax	15.0	(0.2)	2.9	9.5	11.8
Profit (loss) before taxes	2,245.9	2,101.7	2,711.0	(259.7)	3,553.4
Current income taxes	(576.4)	(399.2)	(870.4)	(69.5)	(515.2)
Deferred income taxes	125.2	(193.3)	127.0	197.5	105.3
Total income taxes	(451.2)	(592.5)	(743.3)	128.0	(410.0)
Net income (loss)	1,794.8	1,509.2	1,967.6	(131.7)	3,143.5
Attributable to:
Company shareholders	1,609.2	1,354.0	1,766.8	(198.9)	2,997.4
Non-controlling interest	185.6	155.2	200.7	67.1	146.0
	1,794.8	1,509.2	1,967.6	(131.7)	3,143.5

Consolidated statement of financial position information at period/year end:
Cash and cash equivalents	3,558.2	5,070.1	5,613.6	4,569.5	2,526.4
Trade accounts receivable	3,847.8	3,392.0	3,735.5	3,390.9	3,878.1
Inventories	6,568.7	5,471.8	5,015.9	5,101.2	5,393.5
Property, plant and equipment	13,263.9	12,371.1	11,780.8	12,918.2	11,915.3
Goodwill	5,898.2	5,848.3	5,417.1	6,105.0	5,828.7
Total assets	44,186.1	41,588.0	40,685.3	42,577.8	39,885.5
Total loans and financings(1)	20,768.6	18,958.0	19,326.7	19,999.1	17,700.1
Total equity	9,509.2	9,480.4	8,134.3	9,707.8	9,546.1

Consolidated cash flow information:

Net cash flows provided by (used in):
Operating activities	996.4	2,689.7	4,229.5	2,378.8	2,580.5
Investing activities	(1,457.8)	(925.5)	(1,417.6)	(1,408.4)	(2,535.6)
Financing activities	(1,733.9)	(1,093.8)	(1,414.8)	(1,022.1)	(1,667.4)

Other consolidated financial information
Adjusted EBITDA(2)	5,115.9	5,345.3	7,191.9	3,457.9	6,722.0

____________

(1)      Current loans and financings plus non-current loans and financings.

(2)      Adjusted EBITDA is used as a measure of performance by our management. Adjusted EBITDA is calculated by making the following adjustments to net income (loss), as further described below: exclusion of net finance expense; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of antitrust agreements expenses; exclusion of donations and social programs expenses; exclusion of J&F Leniency expenses refund; exclusion of impairment of assets; exclusion of restructuring expenses; exclusion of fiscal payments and installments; exclusion of Rio Grande do Sul losses; exclusion of extemporaneous litigation expenses; exclusion of reversal of tax credits; exclusion of avian influenza losses; and exclusion of certain other operating income (expense), net. Adjusted EBITDA is not a measure required by or calculated in accordance with IFRS — Accounting Standards and should not be considered as a substitute for income from continuing operations, net income or any other measure of financial performance reported in accordance with IFRS — Accounting Standards or as measures of operating cash flows or liquidity. You should rely primarily on our financial information prepared in accordance with the IFRS — Accounting Standards and use of Adjusted EBITDA in a supplemental manner in making your investment decision. For more information about the limitations of Adjusted EBITDA, see “Presentation of Financial and Other Information — Non-GAAP Financial Measures.”

Adjusted EBITDA is reconciled to net income (loss) as follows:

	For the nine-month period ended September 30,		For the year ended December 31,
	2025	2024	2024	2023	2022
	(in millions of US$)
Net income (loss)	1,794.8	1,509.2	1,967.6	(131.7)	3,143.5
Current and deferred income taxes	451.2	592.5	743.4	(128.0)	410.0
Net finance expense	976.1	1,309.5	1,669.8	1,353.4	1,241.7
Depreciation and amortization expenses	1,684.9	1,633.6	2,189.5	2,149.1	1,907.9
Share of profit of equity-accounted investees, net of tax	(15.0)	0.2	(2.9)	(9.5)	(11.8)
Antitrust agreements expenses(a)	143.7	81.0	253.7	102.5	101.4
Donations and social programs expenses(b)	1.7	18.2	22.5	18.2	23.9
J&F Leniency expenses refund(c)	—	—	—	—	(93,8)
Impairment of assets(d)	12.8	—	—	26.3	17.4
Restructuring expenses(e)	23.8	83.0	95.6	52.2	—
Fiscal payments and installments(f)	2.4	81.8	81.8	—	—
Rio Grande do Sul losses(g)	—	19.3	19.3	—	—
Extemporaneous litigation expenses(h)	—	—	61.0	—	—
Reversal of tax credits(i)	—	—	58.7	—	—
Avian influenza(j)	13.1	—	—	—	—
Other operating income (expense), net(k)	26.5	17.0	32.0	25.5	(18.3)
Adjusted EBITDA	5,115.9	5,345.3	7,191.9	3,457.9	6,722.0

Adjusted EBITDA by segment:
Brazil	666.9	733.9	965.0	469.3	468.9
Seara	1,140.1	1,089.0	1,538.6	364.5	896.7
Beef North America	(375.1)	136.5	247.3	114.2	2,081.7
Pork USA	719.1	800.2	1,071.2	526.9	756.3
Pilgrim’s Pride	2,247.7	2,059.3	2,703.4	1,536.0	2,084.6
Australia	699.4	524.1	664.3	454.7	443.9
Others	17.8	3.6	3.5	(5.2)	(7.9)
Total reportable segments	5,115.9	5,346.6	7,193.2	3,460.4	6,724.2
Eliminations(l)	—	(1.3)	(1.3)	(2.6)	(2.2)
Adjusted EBITDA	5,115.9	5,345.3	7,191.9	3,457.9	6,722.0

____________

(a)      Refers to antitrust agreements entered into by JBS USA and its subsidiaries. For more information, see “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal Proceedings” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

(b)      Refers to donations made to (i) the Instituto J&F for improvements to the school’s building, and (ii) the JBS Fund for The Amazon, a fund established by JBS S.A. to finance and support innovative, long-term initiatives that build on JBS S.A.’s legacy of conservation and sustainable development in the Amazon biome.

(c)      Refers to the amount that J&F agreed to pay to JBS S.A. in connection with the settlement agreement between the parties to Arbitration Proceeding No. 186/21, net of PIS/COFINS social contribution tax. For more information, see “Item 7. Major Shareholders and Related Party Transactions — Related Party Transactions — J&F Settlement Agreement” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

(d)      In 2025, this mainly relates to the impairment of fixed assets and recoverable tax credits, whereas in 2023, it refers to the impairment of Planterra’s plant.

(e)      Refers to multiple restructuring initiatives, primarily those in our indirect subsidiary PPC, which are registered as other expenses, as well as other non-significant restructuring projects that are registered as general and administrative expenses.

(f)      Refers to the special program for payment of tax processes with exemption from fines and reduction of interest.

(g)      Refers to the loss incurred as a result of the floods that occurred in the Brazilian State of Rio Grande do Sul.

(h)      Refers to extemporaneous litigation arising from debts of companies acquired by the JBS Group and recognizes these settlement expenses within general and administrative.

(i)      Refers to the reversal of ICMS credits on sales operations disallowed in the Brazilian State of Santa Catarina.

(j)      Refers to the impacts related to avian influenza incurred by our subsidiary Seara.

(k)      Refers to various adjustments, mainly outside of Brazil, such as expenses related to acquisitions and insurance indemnities, among others.

(l)      Includes intercompany and intersegment transactions.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, as well as the risks under “Item 3. Key Information — D. Risk Factors” of the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus, provided that such risks apply equally to the New Notes, before making an investment decision. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading prices of the New Notes could decline, and you may lose all or part of your investment. The risks described below are those that we currently believe may materially affect us. Additional risks not presently known to us, or that we currently consider immaterial, may also materially adversely affect us.

For purposes of this section, when we state that a risk, uncertainty or problem may, could or will have an “adverse effect” on us or “adversely affect” us, we mean that the risk, uncertainty or problem could have an adverse effect on our business, financial condition, results of operations, cash flow and/or prospects, and/or the price of the New Notes, except as otherwise indicated. You should view similar expressions in this section as having similar meaning.

Risks Related to the Exchange Offers

The Exchange Offers may not be consummated.

The Exchange Offers are subject to the satisfaction of certain conditions, including if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC (the “Staff”). Even if the Exchange Offers are completed, any or all of them may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive the New Notes, during which time those holders will not be able to effect transfers of their Old Notes tendered in the applicable Exchange Offer.

If you fail to exchange your Old Notes, they will continue to be restricted securities and will likely become less liquid.

Old Notes that you do not tender, or we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue each series of New Notes in exchange for the Old Notes of the corresponding series pursuant to the applicable Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Procedures for Tendering” and “The Exchange Offers — Conditions to the Exchange Offers.”

Because we anticipate that all or substantially all holders of Old Notes will elect to exchange their Old Notes in these Exchange Offers, we expect that the market for any Old Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Old Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Old Notes of the applicable series outstanding. If you do not tender your Old Notes following the Exchange Offers, you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes of each series is likely to be adversely affected.

Late deliveries of Old Notes could prevent a holder from exchanging its Old Notes.

Holders are responsible for complying with all procedures of the Exchange Offers. The issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of each series of Old Notes who wish to exchange them for New Notes of the corresponding series should allow sufficient time for timely completion of the applicable Exchange Offer procedures. Neither we nor the Exchange Agent are obligated to extend the offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

A broker-dealer that purchased Old Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes. See “Plan of Distribution.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the series of New Notes as contemplated by this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Old Notes. Old Notes surrendered in exchange for New Notes will be retired and cannot be reissued.

CAPITALIZATION

The following table sets forth JBS N.V.’s consolidated loans and financings, equity and total capitalization as of September 30, 2025:

•        on an actual historical basis derived from JBS N.V.’s unaudited interim financial statements; and

•        on an as adjusted basis to reflect:

(a)    the incurrence by Seara of additional indebtedness, in the aggregate principal amount equivalent to US$569 million, in connection with the 2025 Seara CRA Offering, which closed on November 5, 2025. For more information, see “Summary — Recent Developments —2025 Seara CRA Offering;” and

(b)    the repurchase of Class A common shares of JBS N.V. between October 1, 2025 and November 10, 2025, in the aggregate amount of US$237.5 million, in connection with the New Share Buyback. For more information, see “Summary — Recent Developments — New Share Buyback Program.”

You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” in the JBS S.A. Form 20-F, the JBS N.V. Third Quarter MD&A and JBS N.V.’s unaudited interim financial statements, which are incorporated by reference into this prospectus.

	As of September 30, 2025
	Actual	As Adjusted
	(in millions of US$)
Loans and financings:
Total current loans and financings	999.4	999.4
Total non-current loans and financings	19,769.2	20,338.2
Total loans and financing	20,768.6	21,337.6
Total equity	9,509.2	9,271.7
Total capitalization(1)	30,277.8	30,609.3

____________

(1)      Total capitalization is the sum of total current and non-current loans and financings and total consolidated equity. There is no standard definition of total capitalization, and JBS N.V.’s definition of total capitalization may not be comparable to those used by other companies.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

Pursuant to the Registration Rights Agreements, we agreed, for the benefit of the holders of Old Notes, at our cost, to use our commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to registered offers to exchange the Old Notes of each series for New Notes of the same series, which will have terms identical in all material respects to such Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New Notes will bear different CUSIP numbers from the Old Notes of the corresponding series. See “Registration Rights.”

General

Under existing interpretations of the Staff of the SEC, the Old Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Old Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the New Notes:

•        will not be able to rely on the interpretations of the Staff;

•        will not be entitled to participate in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering Old Notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

Our consummation of the Exchange Offers with respect to the Old Notes is subject to certain conditions described in the Registration Rights Agreements, including, without limitation, our receipt of the representations from participating holders as described above and in the Registration Rights Agreements.

In connection with any resales of the New Notes, any broker-dealer that acquired New Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreements, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of New Notes.

Terms of the Exchange Offers

We are offering holders of the Old Notes the opportunity to exchange any and all of their series of Old Notes for the corresponding series of New Notes. This prospectus contains the terms and conditions of the Exchange Offers. Upon the terms and subject to the conditions included in this prospectus, we will accept for exchange the series of Old Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

When you tender your Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus. In tendering Old Notes, you should also note the following important information:

•        The Old Notes may be tendered only in principal amounts equal to minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Old Notes should ensure that they retain a principal amount of Old Notes amounting to at least the minimum denomination equal to US$2,000. The New Notes will only be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No tender of Old Notes will be accepted if it results in the issuance of less than US$2,000 principal amount of New Notes.

•        Each Exchange Offer will remain open for 20 business days after the date notice is sent to the holders of the Old Notes, or longer if required by applicable law. We are sending this prospectus on December 11, 2025, to all of the registered holders of Old Notes.

•        Each Exchange Offer expires at 5:00 p.m., New York City time, on January 12, 2026; provided, however, that we, in our sole discretion, may extend the period of time for which an Exchange Offer is open.

•        None of the Exchange Offers is conditioned upon any minimum principal amount of the Old Notes being tendered.

•        Our obligation to accept the Old Notes for exchange in the Exchange Offers is subject to the conditions described under “— Conditions to the Exchange Offers.”

•        We expressly reserve the right, at any time, to extend the period of time during which an Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral (promptly followed in writing) or written notice of an extension to the Exchange Agent and notice of that extension to the holders of the Old Notes as described below. During any extension, all Old Notes of a series previously tendered will remain subject to the applicable Exchange Offer unless withdrawal rights are exercised as described under “— Withdrawal.” Any Old Notes of a series not accepted for exchange for any reason will be returned without expense to the tendering holder of such series of Old Notes promptly after the expiration or termination of the applicable Exchange Offer.

•        We expressly reserve the right to amend or terminate any Exchange Offer, and to not accept for exchange any series of Old Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date. If we make a material change to the terms of an Exchange Offer, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which such Exchange Offer is open so that at least five business days remain in such Exchange Offer following notice of a material change.

•        Old Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the applicable Indentures, but, in the case of the Old Notes, will not be entitled to any further registration rights under the Registration Rights Agreement.

•        We intend to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•        By exchanging your Old Notes for New Notes, you will be making to us the representations described under “— Resale of the New Notes.”

Expiration Date; Extensions; Termination; Amendments

The Exchange Offers expire on the Expiration Date, which is 5:00 p.m., New York City time, on January 12, 2026, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Expiration Date is extended. To extend the Expiration Date for an Exchange Offer, we will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Expiration Date for an Exchange Offer, all Old Notes previously tendered in such extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

Subject to applicable law, we expressly reserve the right, in our sole discretion and with respect to any or all of the Exchange Offers, to:

•        delay accepting any series of the Old Notes, to extend any or all Exchange Offers or to terminate any or all Exchange Offers and not accept any Old Notes;

•        extend the Expiration Date for any or all Exchange Offers;

•        terminate any or all Exchange Offers and return all tendered Old Notes to the respective tendering holders; and

•        amend, modify or waive, in whole or in part, at any time, or from time to time, the terms any or all Exchange Offers in any respect, including waiver of any conditions to consummation of any or all Exchange Offers.

If any termination or material amendment occurs, we will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Additionally, in the event of a material amendment or change in any or all Exchange Offers, which would include any waiver of a material condition hereof, we will extend the applicable Exchange Offer, if necessary, so that at least five business days remain in such Exchange Offer following notice of the material amendment or change, as applicable. Unless we terminate any or all Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the series of New Notes for the tendered Old Notes of the corresponding series promptly after the Expiration Date and will issue to the Exchange Agent the series of New Notes for Old Notes of the corresponding series validly tendered, not withdrawn and accepted for exchange. Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “— Acceptance of Old Notes for Exchange and Delivery of New Notes.”

Settlement Date

The Settlement Date for the Exchange Offers will be promptly after the Expiration Date. We will not be obligated to deliver New Notes unless the applicable Exchange Offer is consummated.

Procedures for Tendering

If you wish to participate in the Exchange Offers and your Old Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction. It is your responsibility to properly tender your Old Notes.

To participate in the Exchange Offers, you must comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC.

The method of delivery of Old Notes and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the election and risk of the holder of the Old Notes.

No Letter of Transmittal

No letter of transmittal needs to be executed in relation to the Exchange Offers. The valid electronic tendering of Old Notes in exchange for New Notes in accordance with DTC’s ATOP procedures shall constitute a valid tender of Old Notes.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

If you wish to tender Old Notes held on your behalf by a nominee with DTC, you must:

•        inform your nominee of your interest in tendering your Old Notes pursuant to the applicable Exchange Offer; and

•        instruct your nominee to tender all Old Notes you wish to be tendered in the applicable Exchange Offer into the Exchange Agent’s account at DTC prior to the Expiration Date.

Any financial institution that is a nominee of DTC, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), must tender Old Notes by effecting a book-entry transfer of Old Notes to be tendered in the applicable Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the applicable Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Old Notes, that the participant has received and agrees to be bound by the terms of this prospectus as set forth herein and that we may enforce such agreement against the participant.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, we will not be required to accept for exchange, or to issue the New Notes in exchange for, any of the Old Notes and may terminate or amend any or all Exchange Offers, if we determine in our reasonable judgment at any time before the Expiration Date that any or all Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “— Resale of the New Notes,” in “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraphs are ongoing rights which we may assert at any time and from time to time.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be tendered validly or any tendered Old Notes acceptance of which by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our sole discretion, any defects, irregularities or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time we determine. Although we intend to notify holders of Old Notes of defects or irregularities with respect to tenders of Old Notes, none of us, the Exchange Agent, or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Old Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Withdrawal

You can withdraw your tender of Old Notes at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Tenders of any series of Old Notes in the Exchange Offers may be validly withdrawn at any time prior to the applicable Withdrawal Deadline, but will thereafter be irrevocable, even if we otherwise extend the Exchange Offers beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the Exchange Offers after the Withdrawal Deadline will be irrevocable, except in the limited circumstances where additional withdrawal rights are required by law.

For a withdrawal of a tender to be effective, a notice of withdrawal must be received by the Exchange Agent prior to the Withdrawal Deadline in accordance with the customary procedures of DTC’s ATOP. The withdrawal notice must:

•        specify the name of the tendering holder of Old Notes;

•        bear a description of the series of Old Notes to be withdrawn;

•        specify the aggregate principal amount represented by such series of Old Notes; and

•        specify the name and number of the account at DTC to be credited with the withdrawn Old Notes.

Withdrawal of tenders of Old Notes may not be rescinded, and any Old Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the applicable Exchange Offer. Validly withdrawn Old Notes may, however, be retendered by again following the procedures described in “— Procedures for Tendering” above prior to the Expiration Date.

Resale of the New Notes

Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the Exchange Offers without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the Exchange Offers, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. Neither we nor any of our affiliates, have entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offers and, to the best of our information and belief, each person participating in the Exchange Offers is (i) neither an “affiliate” of JBS N.V. within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from JBS N.V. for its own account, (ii) acquiring the securities in its ordinary course of business, and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the Exchange Offers and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offers.

However, any holder of Old Notes who is an “affiliate” of ours or who intends to participate in the Exchange Offers for the purpose of distributing the New Notes:

•        will not be able to rely on such SEC interpretation;

•        will not be able to tender its Old Notes in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

We acknowledge that such secondary resale transactions should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

By tendering Old Notes in exchange for New Notes and transmitting an agent’s message through ATOP, each holder of the Old Notes will represent that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering Old Notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to the New Notes as it has made in previous no-action letters.

In addition, in connection with any resales of those Old Notes, each exchanging broker-dealer, as defined below, receiving the New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, by delivery of the prospectus contained in the Exchange Offers registration statement.

In addition, each holder of Old Notes validly tendered in an Exchange Offer upon transmission of an “agent’s message” to the Exchange Agent will be deemed to represent, warrant and agree that:

•        it has received this prospectus and has reviewed it;

•        it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to tender such Old Notes and deliver the related “agent’s message”;

•        the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and we will acquire good title to those Old Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when we accept the same;

•        it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of such tender unless such Old Notes are validly withdrawn or such Exchange Offer is terminated, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•        it is not a person to whom it is unlawful to make an invitation to tender pursuant to the applicable Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

•        it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or us to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby;

•        in evaluating the applicable Exchange Offer and in making its decision whether to participate in such Exchange Offer by tendering its Old Notes and transmitting an “agent’s message” to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the Exchange Agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date; and

•        it hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of JBS N.V.), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Old Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Old Notes on the account books maintained by Euroclear, Clearstream, or DTC to, or upon the order of, JBS N.V., (ii) present the Old Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this prospectus.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. All authority conferred or agreed to by a tender of Old Notes and transmission of an “agent’s message” to the Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Absence of Appraisal and Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the Settlement Date, the New Notes to be issued in exchange for the Old Notes tendered and accepted in the applicable Exchange Offer will be delivered in book-entry form.

We will be deemed to accept the Old Notes that have been validly tendered by holders and that have not been validly withdrawn before the Withdrawal Deadline as provided in this prospectus when, and if, we give oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers, delivery of the New Notes will be made by the Exchange Agent on the Settlement Date. The Exchange Agent will act as agent for tendering holders of Old Notes for the purpose of receiving Old Notes and transmitting New Notes as of the Settlement Date. If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers, such unaccepted Old Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers.

If, for any reason, acceptance for exchange of tendered Old Notes, or issuance of New Notes in exchange for validly tendered Old Notes, pursuant to the applicable Exchange Offer is delayed, or we are unable to accept tendered Old Notes for exchange or to issue New Notes in exchange for validly tendered Old Notes pursuant to the Exchange Offers, then the Exchange Agent may, nevertheless, on our behalf, retain the tendered Old Notes, without prejudice to our rights described under “— Expiration Date; Extensions; Termination; Amendments” and “— Conditions to the Exchange Offers” and “— Withdrawal” above, but subject to Rule 14e-1 under the Exchange Act, which requires that we return the Old Notes tendered promptly after the termination or withdrawal of any exchange offer, and the tendered Old Notes may not be withdrawn.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers, including questions concerning tender procedures and requests for additional copies of this prospectus, should be sent or delivered by each holder of the Old Notes, or beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address set forth below:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

D.F. King & Co., Inc., as Exchange Agent

28 Liberty Street, 53rd Floor

New York, NY 10005

Attn: Michael Horthman

Email: jbs@dfking.com

Toll Free: (877) 283-0318

Banks and Brokers Call: (646) 759-4548

By Facsimile Transmission (eligible institutions only): (212) 709-3328

For Information or Confirmation by Telephone: (212) 232-3233

Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the applicable Exchange Offer. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses.

We will bear the expenses of soliciting tenders of the Old Notes. Solicitations of holders may be made by mail, e-mail, telephone, facsimile transmission, in person and otherwise by any Exchange Agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

Holders tendering their Old Notes accepted in the Exchange Offers will not be obligated to pay brokerage commissions or fees to us, the Exchange Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Old Notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offers unless you instruct us to issue or cause to be issued New Notes, or request that Old Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to us or the Exchange Agent, the amount of such transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due with respect to the Old Notes tendered by such holder.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Old Notes who do not exchange Old Notes for New Notes in the applicable Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes. In general, the Old Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offers, due to the restrictions on transfer of the Old Notes and the absence of similar restrictions applicable to the New Notes, it is highly likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the applicable Exchange Offer could experience significant diminution in the value of their Old Notes compared to the value of the New Notes.

NONE OF JBS N.V. OR THE TRUSTEE WITH RESPECT TO THE OLD NOTES OR NEW NOTES, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE OLD NOTES SHOULD EXCHANGE THEIR OLD NOTES FOR NEW NOTES IN RESPONSE TO THE EXCHANGE OFFERS.

MANAGEMENT

In accordance with our articles of association we are managed by a board of directors, consisting of executive directors and non-executive directors, who may appoint executive officers to manage its day-to-day operations.

Board Structure

JBS N.V. has a one-tier board of directors. The number of directors is determined by the board of directors, provided that the board of directors shall consist of a minimum of seven directors and a maximum of 11 directors. In addition, the board of directors consists of a minimum of one and a maximum of four executive directors and a minimum of three and a maximum of ten non-executive directors. Directors are appointed as such by our general meeting of shareholders at the nomination of the board of directors, whether or not upon the recommendation of the nominating committee of the board of directors. At the nomination of the board of directors, the general meeting of shareholders shall appoint one of the non-executive directors as chairman of the board of directors.

Each director is appointed for a term of approximately one year, which period ends immediately after the annual general meeting of shareholders that will be held in the calendar year after the date of his or her appointment. A director may be reappointed, with due observance of the provision in the previous sentence.

A director may at any time be suspended by the general meeting of shareholders by a simple majority vote. An executive director may also be suspended by the board of directors which shall require a unanimous vote by all directors except the executive director whose suspension is the subject of the motion.

As of the date of this prospectus, the issuer’s management board consists of the following members:

Name	Age	Position
Jeremiah O’Callaghan	72	Chairman (Non-Executive Board Member)
Gilberto Tomazoni	67	Executive Board Member
Wesley Mendonça Batista	55	Non-Executive Board Member
Joesley Mendonça Batista	53	Non-Executive Board Member
Kátia Regina de Abreu Gomes	63	Non-Executive Board Member
Paulo Bernardo Silva	73	Non-Executive Board Member
Carlos Hamilton Vasconcelos Araújo	61	Non-Executive Board Member
Henrique de Campos Meirelles	80	Non-Executive Board Member
Raul Alfredo Padilla	69	Non-Executive Board Member

The following is a summary of the business experience of our directors:

Jeremiah O’Callaghan has been chairman of the board of directors of JBS S.A. since October 2017 and an executive officer of JBS S.A. since January 15, 2019. Mr. O’Callaghan holds a degree in civil engineering from the University College Cork in Ireland. Mr. O’Callaghan entered the beef industry in 1983 and joined us in 1996 to develop our international trade. He has more than 30 years of experience in the beef production industry.

Gilberto Tomazoni has served as the chief executive officer of the issuer since October 2019. He was selected to this position by JBS S.A. Mr. Tomazoni has also been JBS S.A.’s Global Chief Executive Officer since December 2018. He has extensive experience in, and knowledge of, the food industry. He worked at Sadia for 27 years, where he started as a trainee and became Sadia’s chief executive officer. He served for three years as vice president of Bunge Alimentos, managing the food and ingredients business, and was also the executive director for their South and Central American business. He joined JBS S.A. as Global President of the poultry business in 2013, and subsequently led the establishment of Seara as its chief executive officer. In 2015, he was named President of JBS’ Global Operations. In 2013, he was named chairman of PPC’s board of directors. He is also a member of the International Advisory Council of Fundação Dom Cabral (FDC). He holds a degree in mechanical engineering from Universidade Federal de Santa Catarina in Santa Catarina, Brazil and a postgraduate degree in management.

Wesley Mendonça Batista is a co-controlling shareholder of J&F, one of the largest business groups in Brazil. Mr. Wesley Batista brings more than 35 years of experience in the protein industry and provides extensive operational expertise and business management experience to our company. He currently serves as Vice President of the J&F Institute, a non-profit organization that was created 14 years ago to transform businesses into companies committed to educating their communities. Additionally, he is a member of the board of directors of JBS S.A. and PPC.

Joesley Mendonça Batista is a co-controlling shareholder of J&F, one of the largest business groups in Brazil. Mr. Joesley Batista brings more than 35 years of experience in the protein industry, expertise in protein production operations and business management experience to our company. He currently serves as President of the J&F Institute, a non-profit organization that was created 14 years ago to transform businesses into companies committed to educating their communities. Additionally, he is a member of the board of directors of JBS S.A. and PPC.

Kátia Regina de Abreu Gomes has been an independent member of JBS S.A.’s board of directors since July 2023. She was the President of the Foreign Affairs Committee of the Brazilian Federal Senate between 2021 and 2022, Brazilian Federal Senator between 2007 and 2021, Minister of Agriculture, Livestock and Supplying of Brazil between 2015 and 2016, Brazilian Federal Deputy between 2003 and 2007, Substitute Brazilian Federal Deputy between 2000 and 2002, President of the Confederation of Agriculture and Livestock — CNA between 2009 and 2014, President of the Federation of Agriculture and Livestock of the State of Tocantins in 1996 and President of the Rural Union of the Municipality of Gurupi in the State of Tocantins in 1994. In addition, she participated in several commissions and missions abroad and in Brazil.

Paulo Bernardo Silva has been an independent member of JBS S.A.’s board of directors since July 2023. He was Minister of Communications of Brazil between 2011 and 2014, Minister of Planning, Budget and Management of Brazil between 2005 and 2010, Federal Deputy for the State of Paraná in three terms (1991-1995, 1995-1999 and 2003-2007). Mr. Silva was also a career employee at Banco do Brasil (1975-2015), Secretary of State for Finance for the State of Mato Grosso do Sul (1999 – 2000) and Municipal Secretary of Finance and Planning for the City of Londrina (2001-2002).

Carlos Hamilton Vasconcelos Araújo has been an independent member of JBS S.A.’s board of directors since January 2022. Mr. Vasconcelos is currently the chief risk officer for Brasilcap Capitalização. Previously, Mr. Vasconcelos was the chief planning officer of Eldorado Celulose Brasil S.A., deputy governor at the Brazilian Central Bank, Secretary of Economic Policy of the Ministry of Finance of Brazil, chief operation officer and chief financial officer at Banco do Brasil S.A. and chief executive officer of Cateno Gestão de Contas de Pagamentos. In addition, he has served as a member of the board of directors of UBS BB Services, Banco Votorantim, Cielo, BB Seguridade and Neoenergia. Mr. Vasconcelos holds a degree in engineering and masters and doctorate in economics from Getulio Vargas Foundation.

Henrique de Campos Meirelles was president of the Brazilian Central Bank from 2003 to 2010 and Brazil’s Minister of Finance from 2016 to 2018. During most of his career he worked for BankBoston, where he was the president of the Brazilian operations from 1984 to 1996. In 1996, he became President and Chief Operating Officer of BankBoston Corporation and in 1999 was named President of Global Banking for FleetBoston Financial. He has served as a member of the board of directors of Best Foods Group, Raytheon Company, Fleet Boston and Azul Brazilian Airlines. Mr. Meirelles earned a bachelor’s degree in engineering from the Universidade de São Paulo and a master’s in business administration from the Universidade Federal do Rio de Janeiro — Coppead. He attended the Harvard Business School Advanced Management Program.

Raul Padilla has been an independent member of PPC since April 2022. He served as president of global operations of Bunge Limited until 2021. Prior to serving as president, Mr. Padilla held several leadership positions with Bunge, including president of Bunge South America, president of Bunge Sugar and Bioenergy, managing director of Bunge Global Agribusiness and chief executive officer of Bunge Product Lines. Mr. Padilla has over 40 years of experience in the oilseed processing and grain handling industries in Argentina, beginning his career with La Plata Cereal in 1977. He has served as president of the Argentine National Oilseed Crushers Association, vice president of the International Association of Seed Crushers and Director of the Buenos Aires Cereal Exchange and the Rosario Futures Exchange. Mr. Padilla is a graduate of the University of Buenos Aires. Mr. Padilla has over 40 years of experience in the agribusiness and food business with global responsibilities.

In 2017, Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, among others, entered into collaboration agreements (acordos de colaboração premiada) (the “Collaboration Agreements”) with the Brazilian Attorney General’s Office (Procuradoria-Geral da República), and J&F, on behalf of itself and its subsidiaries, entered into a leniency agreement (the “Leniency Agreement”) with the Brazilian Federal Prosecution Office

(Ministério Público Federal) following disclosures of illicit payments made to Brazilian politicians from 2009 to 2015. In 2020, Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista also entered into a settlement with the SEC, and J&F reached a plea agreement with the Department of Justice (DOJ) relating to the circumstances and payments that were the subject of the Collaboration Agreements and Leniency Agreement. For more information about the facts and circumstances underlying these agreements, see “Item 7. Major Shareholders and Related Party Transactions — A. Major Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industries — We are subject to reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and these actions may materially adversely impact our business and prospects and damage our reputation and image” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

Director Independence

Our board of directors has determined that all of its directors as of the date of this prospectus, other than Jeremiah O’Callaghan, Gilberto Tomazoni, Wesley Mendonça Batista and Joesley Mendonça Batista, qualify as independent under the NYSE rules on director independence.

In addition, all of our directors as of the date of this prospectus, other than Jeremiah O’Callaghan, Gilberto Tomazoni, Wesley Mendonça Batista and Joesley Mendonça Batista, qualify as independent within the meaning of the Dutch Corporate Governance Code.

Board Committees

JBS N.V. has an audit committee, a compensation committee, a nominating committee and a sustainability committee. The composition and responsibilities of each of these committees is summarized below.

Audit Committee

Under NYSE corporate governance requirements, we are required to maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

The audit committee consists of the following members: Carlos Hamilton Vasconcelos Araújo (chair), Henrique de Campos Meirelles and Raul Padilla.

The audit committee assists our board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee will be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee consists exclusively of members of our board of directors who are financially literate, and at least one member of our audit committee is an “audit committee financial expert” as defined by the SEC.

Our board of directors has determined that each of the members of the audit committee satisfies the “independence” requirements set forth in Rule 10A-3 under the Exchange Act.

The audit committee is governed by a charter that complies with the applicable rules and regulations of the SEC and the listing standards of the NYSE. The audit committee is responsible for, among other matters:

•        appointing and retaining our independent auditors, subject to board of directors and shareholder ratification;

•        overseeing the independence, compensation and performance of the company’s independent auditors;

•        the appointment, compensation, retention and oversight of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services;

•        pre-approval of audit and non-audit services to be provided by the independent auditors; and

•        reviewing with management and our independent directors our financial statements prior to their submission to the SEC.

Compensation Committee

The compensation committee consists of the following members: Jeremiah O’Callaghan (chair), Wesley Mendonça Batista and Joesley Mendonça Batista.

The compensation committee is governed by a charter that sets forth the committee’s responsibilities, which include, among other matters:

•        determining the remuneration of the individual directors, in accordance with the company’s remuneration policy;

•        overseeing the implementation of the company’s remuneration policy and administering equity incentive and deferred compensation benefits plans of the company; and

•        preparing the remuneration report and any other required compensation disclosure pursuant to the law and the rules of the SEC or the NYSE.

Nominating Committee

The nominating committee consists of the following members: Wesley Mendonça Batista (chair), Joesley Mendonça Batista and Henrique de Campos Meirelles.

The nominating committee is governed by a charter that sets forth the committee’s responsibilities, which include, among other matters:

•        drawing up selection criteria and appointment procedures for directors;

•        periodically assessing the size and composition of the board of directors, and making a proposal for a composition profile of the board of directors;

•        periodically assessing the functioning of individual directors and the board of directors as a whole, and reporting on this to the board of directors;

•        making recommendations for director appointments and reappointments;

•        overseeing and approving the management continuity planning process, and reviewing and evaluating the succession plans relating to the executive officer positions and making recommendations to the board of directors with respect to the selection of individuals to occupy these positions;

•        supervising the policy of the board of directors on the selection criteria, appointment procedures and evaluation of senior management; and

•        together with the board of directors, providing an annual report on succession planning.

Sustainability Committee

The sustainability committee consists of the following members: Jeremiah O’Callaghan (chair), Kátia Regina de Abreu Gomes and Paulo Bernardo Silva.

The sustainability committee is governed by a charter that sets forth the committee’s responsibilities, which include, among other matters:

•        assisting the board of directors in defining and regularly reviewing the company’s strategy relating to sustainability, environmental, social, corporate governance and other human capital matters (“Sustainability Matters”) and in devising and setting relevant goals, guidelines and key performance indicators (KPIs) for the board of directors and the company’s directors and executive officers;

•        monitoring, evaluating and providing guidance on the company’s policies, procedures, practices, targets and initiatives with respect to Sustainability Matters and assessing the effectiveness thereof to ensure they remain effective, up-to-date and consistent with relevant legal and regulatory requirements, industry standards and sustainability-related guidelines;

•        overseeing the company’s ongoing commitment to environmental stewardship and corporate social responsibility;

•        overseeing the company’s public disclosure on Sustainability Matters and its consistency thereof, including any sustainability reports;

•        monitoring and reviewing the company’s initiatives to manage and mitigate its environmental impact;

•        monitoring actions or initiatives taken to prevent, mitigate and manage risks related to Sustainability Matters which may have a materially adverse impact on the company or are otherwise pertinent to its stakeholders, and providing guidance thereon; and

•        monitoring and reviewing any significant examination or audit by external auditors or regulators or key ESG rating agencies on Sustainability Matters.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the date of this prospectus.

Name	Age	Position
Gilberto Tomazoni	67	Chief Executive Officer
Guilherme Cavalcanti	57	Chief Financial Officer

The business address of our executive officers is Av. Marginal Direita do Tietê, 500, CEP 05118-100, São Paulo, SP, Brazil. The following is a summary of the business experience of our executive officers:

Gilberto Tomazoni.    Please see “— Board Structure” above.

Guilherme Cavalcanti has served as the chief financial officer of the issuer since October 2019. He was selected to this position by JBS S.A. Mr. Cavalcanti has also been JBS S.A.’s Global Chief Financial Officer and Investor Relations Officer since January 2019. From 2012 to 2019, he served as director of finance and investor relations at Fibria Celulose S.A., a Brazilian pulp producer. He has also served as chief financial officer and investor relations officer at Vale S.A. and as the director of treasury and planning at Grupo Globo. He holds a bachelor’s and master’s degree in economics from Pontifical Catholic University of Rio de Janeiro in Rio de Janeiro, Brazil.

Compensation of Executive Officers and Directors

The board of directors determines the remuneration of the directors of JBS N.V. with due observance of the remuneration policy adopted by the general meeting of shareholders. Executive directors of JBS N.V. may not take part in the decision-making process in respect of the remuneration of executive directors. A proposal with respect to a remuneration scheme in the form of shares or rights to shares is submitted by the board of directors to the general meeting of shareholders for its approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to executive directors and the criteria for granting or amendment.

The compensation committee may validly resolve on (rechtsgeldig besluiten tot) determining the remuneration of the individual directors, with due observance of the remuneration policy adopted by the general meeting of shareholders, without resolutions, approvals or other involvement of the board of directors being required. Such resolution shall be considered to be a resolution of the board of directors. The compensation committee will inform the board of directors promptly after having adopted such a resolution.

Since its incorporation on October 9, 2019, the issuer has not paid any compensation to its directors or executive officers.

We expect to deliver Class A common shares of JBS N.V. to certain members of our senior management as a performance bonus for the successful completion of the Corporate Reorganization (as defined under “Presentation of Financial and Other Information — Financial Statements”) and dual listing. These shares will not, in the aggregate, exceed 1% of the total number of outstanding common shares of JBS N.V. For more information about the beneficial ownership of our directors and executive officers in JBS N.V., see “— Share Ownership.”

Adjustments to Variable Remuneration

Pursuant to Dutch law, the variable remuneration of board members may be reduced or board members may be obliged to repay (part of) their remuneration to our company if certain circumstances apply, which are summarized below.

Pursuant to Dutch law, the board of directors may adjust the variable remuneration to an appropriate level if payment of the variable remuneration were to be unacceptable according to the criteria of reasonableness and fairness. In addition, the board of directors will have the authority under Dutch law to recover from an executive director any variable remuneration awarded on the basis of incorrect financial data in respect of underlying targets or other circumstances of which the variable remuneration is dependent.

Exculpation, Insurance and Indemnification of Directors and Officers

Members of our board of directors, including former members, have the benefit of the following indemnification provisions in our articles of association:

Current and former members of our board of directors shall be reimbursed for all expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification shall be made only (unless ordered by a court) upon a determination that indemnification of a director or former director is proper under the circumstances because he or she had met the applicable standard of conduct set.

Expenses that a director or former director has incurred in defending a civil or criminal action, suit or proceeding may be paid by JBS N.V. in advance of the final disposition of such action, suit or proceeding, upon a resolution of the board of directors with respect to the specific case upon receipt of an undertaking by or on behalf of the director to repay such amount, unless it is ultimately determined that such director is entitled to be indemnified by us.

A director or former director of JBS N.V. shall not be entitled to any indemnification, if and to the extent:

•        Dutch law would not permit such indemnification;

•        a Dutch court, a judicial tribunal or, in case of an arbitration, an arbitrator has established by final judgment that is not open to challenge or appeal, that the acts or omissions of the director can be considered intentional, fraudulent, grossly negligent, willfully reckless, seriously culpable, or willful misconduct on the part of the director, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

•        the costs or the decrease in assets of the director are covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

•        JBS N.V. brought up the procedure in question before a court.

Directors’ Service Contracts

As of the date of this prospectus, there are no arrangements or understandings between JBS N.V. and any of its directors that provide for benefits upon termination of their employment or service as directors of JBS N.V.

Incentive Award Plan

Our board of directors has adopted an incentive award plan (the “Incentive Plan”) pursuant to which all equity-based awards will be granted. The following summary describes the material terms that encompass the Incentive Plan. The maximum aggregate number of shares that may be issued pursuant to awards under the new Incentive Plan is 3% of JBS N.V.’s shares outstanding at any time. Any proposal to grant awards to directors will be submitted to our general meeting for approval.

The Incentive Plan is discretionary and enables the board of directors, or a committee delegated by the board of directors, of JBS N.V. to grant share-based incentives, including, stock options, share appreciation rights, restricted shares, restricted share units, and other shared-based awards, to employees, directors and consultants of JBS N.V. and group company members. The administrator of the Incentive Plan has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Incentive Plan. Awards may be subject to the fulfilment of certain performance criteria as determined by the board or the compensation committee.

Upon a change in control, the board of directors will have the discretion to: (1) accelerate the vesting of awards; (2) agree that some or all of the outstanding awards will be assumed or substituted by the surviving company on the same terms and conditions as the original award; (3) arrange for the continuation of the outstanding awards; or (4) settle some or all of the awards in cash. In the event of an alteration or reorganization in the capital structure, the board of directors may adjust any one or more of the following: the number of shares subject to the incentive award plan, the definition of a “Share” under the Incentive Plan, the number of shares which may be delivered under an outstanding award, or the amount payable for a share, provided that this amount may not be reduced to less than the par value of a share.

No award may be granted under the Incentive Plan more than ten years after the Incentive Plan is adopted by the board of directors. The Incentive Plan may be terminated at any time by the board of directors and will terminate on the tenth anniversary of the adoption date.

Family Relationships

Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, our ultimate controlling shareholders and director nominees, are brothers.

Share Ownership

The following table sets forth the number and percentage of JBS N.V. common shares held by our directors and executive officers, individually and as a group, as of September 30, 2025:

	Shares Outstanding						% Voting Power(1)
	Class A common shares		Class B common shares		Total
	Shares	%	Shares	%	Shares	%
Directors and executive officers
Jeremiah O’Callaghan	*	*	—	—	*	*	*
Gilberto Tomazoni	*	*	—	—	*	*	*
Wesley Mendonça Batista(3)	241,234,515	30.48%	294,842,184	100.00%	536,076,699	49.35%	85.29%
Joesley Mendonça Batista(3)	241,234,515	30.48%	294,842,184	100.00%	536,076,699	49.35%	85.29%
Kátia Regina de Abreu Gomes	—	—	—	—	—	—	—
Paulo Bernardo Silva	—	—	—	—	—	—	—
Carlos Hamilton Vasconcelos Araújo	*	*	—	—	*	*	*
Henrique de Campos Meirelles	—	—	—	—	—	—	—
Raul Alfredo Padilla	*	*	—	—	*	*	*
Guilherme Cavalcanti	—	—	—	—	—	—	—
Total directors and executive officers(4)(5)	*	*	—	—	*	*	*

____________

(1)      Percentage of total voting power represents voting power with respect to the aggregate voting power of all of the JBS N.V. Class A common shares and JBS N.V. Class B common shares combined. Holders of JBS N.V. Class B common shares are entitled to 10 votes per share, and holders of JBS N.V. Class A common shares are entitled to one vote per share at a general meeting of shareholders of JBS N.V. Holders of our JBS N.V. Class B common shares are at any time entitled to request conversion of their JBS N.V. Class B common shares into JBS N.V. Class A common shares pursuant to a mechanic that results in a 1:1 ratio, while JBS N.V. Class A common shares will not be convertible into JBS N.V. Class B common shares under any circumstances after December 31, 2026.

(2)      Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, our ultimate controlling shareholders, hold their shares in JBS N.V. through J&F Investments Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“LuxCo”). LuxCo is a wholly-owned subsidiary of J&F, a corporation (sociedade anônima) incorporated under the laws of Brazil. Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista indirectly own 100% of the capital stock of J&F and equally share voting and investment powers and the right to receive the economic benefit of the shares held by J&F. J&F is a party to secured loan agreements with a number of Brazilian financial institutions pursuant to which J&F has pledged, as security for the loans, JBS N.V. common shares.

(3)      Represents shares beneficially owned through ownership of LuxCo.

(4)      Excludes the shares held by LuxCo that are beneficially held by Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, our ultimate controlling shareholders, who are expected to be members of the board of directors of JBS N.V.

(5)      We expect to deliver Class A common shares of JBS N.V. to certain members of our senior management as a performance bonus for the successful completion of the Corporate Reorganization (as defined under “Presentation of Financial and Other Information — Financial Statements”) and dual listing. These shares will not, in the aggregate, exceed 1% of the total number of outstanding common shares of JBS N.V. For more information about senior management compensation, see “— Compensation of Executive Officers and Directors.”

*        Less than 1%.

PRINCIPAL SHAREHOLDERS

JBS N.V.’s issued and outstanding share capital consists of: (1) Class A common shares, each with a par value of €0.01 per share (“Class A common shares”): and (2) Class B common shares, each with a par value of €0.10 per share (“Class B common shares” and, together with the Class A common shares, the “JBS N.V. common shares”).

The following table sets forth information concerning the ownership of JBS N.V. common shares as of September 30, 2025, by each person whom we know to be the owner of more than 5% of the outstanding JBS N.V. common shares. Except for the shareholders listed below, we are not aware of any other shareholder holding more than 5% of the JBS N.V. common shares.

We have not sought to verify any information provided to us by our principal shareholders, including publicly-available information. The principal shareholders may hold, acquire, sell or otherwise dispose of JBS N.V. common shares at any time and may have acquired, sold or otherwise disposed of JBS N.V. common shares since the date of the information reflected herein. Other information about our principal shareholders may also change over time.

Shareholder	Shares Outstanding						% Voting Power(4)
	Class A common shares		Class B common shares		Total
	Shares	%	Shares	%	Shares	%
LuxCo(1)	241,234,515	30.48%	294,842,184	100.00%	536,076,699	49.35%	85.29%
BNDESPar(2)	201,676,700	25.48%	—	—	201,676,700	18.57%	5.39%
Capital Research Global Investors(3)	43,903,609	5.55%	—	—	43,903,609	4.04%	1.17%
Other shareholders	304,648,843	38.49%	—	—	304,648,843	28.04%	8.15%
Total	791,463,667	100.00%	294,842,184	100.00%	1,086,305,851	100.00%	100.00%

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(1)      Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, our ultimate controlling shareholders, hold their shares in JBS N.V. through J&F Investments Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“LuxCo”). LuxCo is a wholly-owned subsidiary of J&F, a corporation (sociedade anônima) incorporated under the laws of Brazil. Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista indirectly own 100% of the capital stock of J&F and equally share voting and investment powers and the right to receive the economic benefit of the shares held by J&F. J&F is a party to secured loan agreements with a number of Brazilian financial institutions pursuant to which J&F has pledged, as security for the loans, JBS N.V. common shares.

(2)      BNDES Participações S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil (“BNDESPar”), is a wholly-owned subsidiary of the Brazilian Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econômico e Social — BNDES) (“BNDES”) which, in turn, is wholly-owned by the Brazilian federal government. BNDESPar invests and owns equity interests in Brazilian companies. Pursuant to the bylaws of BNDESPar as publicly available on BNDES’s website, governance over BNDESPar is exercised at three levels: first, by its sole shareholder BNDES, followed by its board of directors and finally by its board of executive officers. Directors are appointed by BNDES, as sole shareholder, and officers are appointed by the directors. Pursuant to BNDESPar’s bylaws, the board of executive officers is responsible for determining the vote of BNDESPar as a shareholder of any invested company, including JBS N.V. The board of executive officers of BNDESPar is comprised of 10 members, the chief executive officer being also the chief executive officer of BNDES and the remaining nine officers being also officers of BNDES. The decisions of the board of executive officers of BNDESPar, including how the shares held by BNDESPar are to be voted and/or disposed, are taken at ordinary weekly meetings or extraordinary meetings (as necessary), by majority of the members present. The officers of BNDES are appointed by the board of directors of BNDES, of which 10 out of 11 members are appointed by three Ministers of the Brazilian federal government.

(3)      Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.”

(4)      Percentage of total voting power represents voting power with respect to the aggregate voting power of all of the Class A common shares and Class B common shares combined. Holders of Class B common shares are entitled to 10 votes per share, and holders of Class A common shares are entitled to one vote per share at a general meeting of shareholders of JBS N.V. Holders of our Class B common shares are at any time entitled to request conversion of their Class B common shares into JBS N.V. Class A common shares pursuant to a mechanic that results in a 1:1 ratio, while JBS N.V. Class A common shares will not be convertible into JBS N.V. Class B common shares under any circumstances after December 31, 2026.

For information on certain legal actions and investigations involving our ultimate controlling shareholders, see “Item 7. Major Shareholders and Related Party Transactions — A. Major Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industries — We are subject to reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and these actions may materially adversely impact our business and prospects and damage our reputation and image” in the JBS S.A. Form 20-F, which is incorporated by reference into this prospectus.

Changes in Share Ownership

In the three-months ended September 30, 2025, we (1) repurchased 23,211,318 Class A common shares under the New Share Buyback Program, as further described under “Summary — Recent Developments — New Share Buyback Program”; and (2) delivered 458,984 Class A common shares to certain members of our senior management.

On August 14, 2025, BNDESPar filed a Schedule 13G with the SEC, in which it reported that, as of June 30, 2025, it beneficially owned 201,676,700 Class A common shares.

On November 13, 2025, Capital Research Global Investors filed a Schedule 13G with the SEC, in which it reported that, as of September 30, 2025, it beneficially owned 43,903,609 Class A common shares, including 43,758,257 Class A common shares in the form of Brazilian Depositary Receipts.

DESCRIPTION OF THE NEW NOTES

General

The Old 2035 Notes were, and the New 2035 Notes will be, issued under the 2035 Notes Indenture. The terms of the Old 2035 Notes and the New 2035 Notes will include those expressly set forth in the 2035 Notes Indenture and those made part of the 2035 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2035 Notes” include the Old 2035 Notes and the New 2035 Notes. The Old 2035 Notes constitute, and the New 2035 Notes will constitute, debt securities issued under the 2035 Notes Indenture. The New 2035 Notes will have terms identical in all material respects to the Old 2035 Notes, except that the New 2035 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2035 Notes will bear different CUSIP numbers from the Old 2035 Notes of the corresponding series.

The Old 2055 Notes were, and the New 2055 Notes will be, issued under the 2055 Notes Indenture. The terms of the Old 2055 Notes and the New 2055 Notes will include those expressly set forth in the 2055 Notes Indenture and those made part of the 2055 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2055 Notes” include the Old 2055 Notes and the New 2055 Notes. The Old 2055 Notes constitute, and the New 2055 Notes will constitute, debt securities issued under the 2055 Notes Indenture. The New 2055 Notes will have terms identical in all material respects to the Old 2055 Notes, except that the New 2055 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2055 Notes will bear different CUSIP numbers from the Old 2055 Notes of the corresponding series.

The Old 2036 Notes were, and the New 2036 Notes will be, issued under the 2036 Notes Indenture. The terms of the Old 2036 Notes and the New 2036 Notes will include those expressly set forth in the 2036 Notes Indenture and those made part of the 2036 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2036 Notes” include the Old 2036 Notes and the New 2036 Notes. The Old 2036 Notes constitute, and the New 2036 Notes will constitute, debt securities issued under the 2036 Notes Indenture. The New 2036 Notes will have terms identical in all material respects to the Old 2036 Notes, except that the New 2036 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2036 Notes will bear different CUSIP numbers from the Old 2036 Notes of the corresponding series.

The Old 2056 Notes were, and the New 2056 Notes will be, issued under the 2056 Notes Indenture. The terms of the Old 2056 Notes and the New 2056 Notes will include those expressly set forth in the 2056 Notes Indenture and those made part of the 2056 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2056 Notes” include the Old 2056 Notes and the New 2056 Notes. The Old 2056 Notes constitute, and the New 2056 Notes will constitute, debt securities issued under the 2056 Notes Indenture. The New 2056 Notes will have terms identical in all material respects to the Old 2056 Notes, except that the New 2056 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2056 Notes will bear different CUSIP numbers from the Old 2056 Notes of the corresponding series.

The Old 2066 Notes were, and the New 2066 Notes will be, issued under the 2066 Notes Indenture. The terms of the Old 2066 Notes and the New 2066 Notes will include those expressly set forth in the 2066 Notes Indenture and those made part of the 2066 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2066 Notes” include the Old 2066 Notes and the New 2066 Notes. The Old 2066 Notes constitute, and the New 2066 Notes will constitute, debt securities issued under the 2066 Notes Indenture. The New 2066 Notes will have terms identical in all material respects to the Old 2066 Notes, except that the New 2066 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2066 Notes will bear different CUSIP numbers from the Old 2066 Notes of the corresponding series.

References to the “Old Notes” include the Old 2035 Notes, the Old 2055 Notes, the Old 2036 Notes, the Old 2056 Notes and the Old 2066 Notes.

References to the “New Notes” include the New 2035 Notes, the New 2055 Notes, the New 2036 Notes, the New 2056 Notes and the New 2066 Notes.

References to “the notes” include the 2035 Notes, the 2055 Notes, the 2036 Notes, the 2056 Notes and the 2066 Notes.

Although, for convenience, the Old 2035 Notes, the Old 2055 Notes, the Old 2036 Notes, the Old 2056 Notes and the Old 2066 Notes are referred to collectively as the “Old Notes,” they were issued each as a separate series and will not together have any class voting or other rights.

References to the “Indentures” include, as applicable, the 2035 Notes Indenture, the 2055 Notes Indenture, the 2036 Notes Indenture, the 2056 Notes Indenture and the 2066 Notes Indenture.

All references in this “Description of the New Notes” to the holders of the notes mean (i) in the case of the 2035 Notes, the holders of the 2035 Notes, (ii) in the case of the 2055 Notes, the holders of the 2055 Notes, (iii) in the case of the 2036 Notes, the holders of the 2036 Notes, (iv) in the case of the 2056 Notes, the holders of the 2056 Notes, and (v) in the case of the 2066 Notes, the holders of the 2066 Notes.

The following description of certain provisions of the Indentures does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the applicable Indenture, including the definitions therein of certain terms, and to the New Notes. We urge you to read the applicable Indenture and the applicable New Notes in their entirety because they contain additional information and they, and not this description, define your rights as a holder of the New Notes. Copies of the applicable Indenture and forms of the New Notes will be made available without charge upon request in writing to us at the address set forth under “Where You Can Find Additional Information.”

You can find the definitions of capitalized terms used in this description and not otherwise defined under the subheading “— Definitions.” In this description, (i) the “Company” refers only to JBS N.V. (subject to the Substitution of the Company provisions below) and not to any of its Subsidiaries; (ii) “Issuers” refers only to the Company, JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings (as successor to JBS USA Food Company) (“JBS USA Food”) and not to any of their respective Subsidiaries; and (iii) “Parent” refers only to JBS S.A. and not to any of its Subsidiaries.

The following description is a summary of the provisions of the Indentures that the Company believes to be material and of interest to you, and does not restate that agreement in its entirety. We encourage you to read the applicable Indenture because that agreement, and not this description, will define your rights as a holder of the New Notes. Any references in this summary to dollar amounts are to U.S. dollars and include the foreign currency equivalent of that amount determined at the relevant time to the extent proceeds, transactions or other amounts are denominated, in whole or in part, in a currency other than U.S. dollars.

Brief Description of the New Notes

The New Notes will be:

•        senior unsecured obligations of the Issuers;

•        equal in ranking (“pari passu”) with all existing and future senior unsecured debt of the Issuers;

•        senior in right of payment to any future subordinated debt of the Issuers;

•        effectively subordinated in right of payment to existing and future secured debt of the Issuers to the extent of the value of the assets securing such obligations; and

•        structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of the Company’s Subsidiaries (other than JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings (as successor to JBS USA Food Company)), including our Australian Subsidiaries, to the extent of the value of the assets of these entities.

Principal, Maturity and Interest

The New 2035 Notes

The New 2035 Notes will be senior unsecured obligations of the Issuers. The New 2035 Notes will mature on April 20, 2035.

The New 2035 Notes will bear interest at the annual rate of 5.950%, payable semi-annually in arrears on April 20 and October 20 of each year.

The New 2055 Notes

The New 2055 Notes will be senior unsecured obligations of the Issuers. The New 2055 Notes will mature on February 25, 2055.

The New 2055 Notes will bear interest at the annual rate of 6.375%, payable semi-annually in arrears on February 25 and August 25 of each year.

The New 2036 Notes

The New 2036 Notes will be senior unsecured obligations of the Issuers. The New 2036 Notes will mature on January 15, 2036.

The New 2036 Notes will bear interest at the annual rate of 5.500%, payable semi-annually in arrears on January 15 and July 15 of each year.

The New 2056 Notes

The New 2056 Notes will be senior unsecured obligations of the Issuers. The New 2056 Notes will mature on March 1, 2056.

The New 2056 Notes will bear interest at the annual rate of 6.250%, payable semi-annually in arrears on March 1 and September 1 of each year.

The New 2066 Notes

The New 2066 Notes will be senior unsecured obligations of the Issuers. The New 2066 Notes will mature on April 15, 2066.

The New 2066 Notes will bear interest at the annual rate of 6.375%, payable semi-annually in arrears on April 15 and October 15 of each year.

The New Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Old Notes accepted in the Exchange Offers.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as set forth above, no accrued but unpaid interest will be paid with respect to New Notes tendered for exchange.

The Notes

The Issuers may issue additional notes of each series under the applicable Indenture. The notes of each series offered hereby, existing notes of such series and any additional notes that the Issuers subsequently issue under the applicable Indenture with the same terms will be treated as a single class for all purposes under the applicable Indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any such additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any such notes previously issued, such additional notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other notes issued under the applicable Indenture.

The Issuers will make all payments on the notes at the office or agency of the paying agent and registrar located in the United States of America (which may be the corporate trust office of the trustee). The trustee will initially act as paying agent and as registrar for the notes. The Company may change the paying agent or registrar without prior notice to the noteholders. Subject to compliance with any applicable laws or regulations, the Company or any of its Subsidiaries may act as paying agent or registrar.

If a payment date is not a business day, payment may be made on the next succeeding day that is a business day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the applicable Indenture, subject to compliance with applicable securities laws. The Issuers may require a holder to, among other things, furnish appropriate endorsements and transfer documents in connection with a transfer or exchange of notes. The Issuers may require a holder to pay any transfer or other taxes and governmental or other fees payable in connection with a transfer or exchange of notes. The Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as owning the note for all purposes.

Guarantees

General

The notes will not be guaranteed.

Release of Guarantees of Subsidiary Guarantors

A Guarantee by a Subsidiary Guarantor of the notes will be automatically and unconditionally released and discharged upon:

(1)    (a) such Subsidiary Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with the applicable Indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Subsidiary Guarantor (including by way of merger or consolidation) or the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with the applicable Indenture of all or substantially all of the assets of such Subsidiary Guarantor;

(2)    such Subsidiary Guarantor ceasing to be a guarantor under the Term Loan Credit Agreement, except a discharge or release by or as a result of payment under such guarantee;

(3)    the exercise of the legal defeasance option or the covenant defeasance option with respect to the notes as described under “— Defeasance” or if the obligations of the Issuers under the applicable Indenture are otherwise discharged in accordance with the terms of the applicable Indenture; or

(4)    a release in accordance with “— Amendments, supplements and waivers.”

Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to an Issuer or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the applicable Indenture.

While the Subsidiary Guarantors currently generate a substantial portion of our revenues, the Company’s non-Guarantor Subsidiaries (principally the Company’s Australian Subsidiaries and Pilgrim’s Pride) also represent a significant portion of the Company’s assets and make significant contributions to the Company’s consolidated results.

Release of Guarantees of Parent Guarantors and Fall-Away of Covenants of Parent

The Guarantees of the notes by the Parent Guarantors will be automatically and unconditionally released and discharged upon:

(1)    if, at any time, the Parent Guarantors shall cease to guarantee the Existing 2031 Notes for any reason, including, without limitation, as a result of the “Fall-Away Event” (as defined in the Indenture governing the Existing 2031 Notes) or the full repayment, redemption or defeasance of the Existing 2031 Notes; or

(2)    the exercise of the legal defeasance option or the covenant defeasance option with respect to the notes as described under “— Defeasance” or if the obligations of the Issuers under the applicable Indenture are otherwise discharged in accordance with the terms of such Indenture.

Notwithstanding anything to the contrary in the applicable Indenture, in the event that the Guarantees of the notes by the Parent Guarantors are automatically and unconditionally released and discharged upon the occurrence of any of the events described above, at the Company’s election, the Company may enter into a supplemental indenture (a “Fall-Away Amendment”) with the trustee (without the consent of any holders of notes), which provides for the following (the “Fall-Away Event”):

(1)    unconditional release of the Parent Guarantors from their Guarantees;

(2)    elimination of the covenants set forth under (i) “— Reports — Reports of Parent;” and

(3)    elimination of Events of Default arising under the following clauses described under “— Events of Default”: (4) (under “— Reports — Reports of Parent”), (5), (6), (7), (8) (in each case of clauses (5), (6), (7) and (8), with respect to events and circumstances with respect to Parent and its Subsidiaries other than the Company and its Subsidiaries) and (9) (in its entirety), and delete references to Parent in the second and fourth paragraphs under “— Events of Default.”

Optional Redemption

The New 2035 Notes

Optional redemption with a make-whole premium

At any time prior to January 20, 2035 (which is the date that is three months prior to the maturity of the New 2035 Notes (the “2035 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2035 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2035 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2035 Notes that would have been due if the New 2035 Notes matured on the 2035 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2035 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2035 Notes at a redemption price equal to 100% of the principal amount of the New 2035 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2055 Notes

Optional redemption with a make-whole premium

At any time prior to August 25, 2054 (which is the date that is six months prior to the maturity of the New 2055 Notes (the “2055 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2055 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2055 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2055 Notes that would have been due if the New 2055 Notes matured on the 2055 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2055 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2055 Notes at a redemption price equal to 100% of the principal amount of the New 2055 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2036 Notes

Optional redemption with a make-whole premium

At any time prior to October 15, 2035 (which is the date that is three months prior to the maturity of New 2036 Notes (the “2036 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2036 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2036 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2036 Notes that would have been due if the New 2036 Notes matured on the 2036 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 20 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2036 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2036 Notes at a redemption price equal to 100% of the principal amount of the New 2036 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2056 Notes

Optional redemption with a make-whole premium

At any time prior to September 1, 2055 (which is the date that is six months prior to the maturity of the New 2056 Notes (the “2056 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2056 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2056 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2056 Notes that would have been due if the New 2056 Notes matured on the 2056 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2056 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2056 Notes at a redemption price equal to 100% of the principal amount of the New 2056 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2066 Notes

Optional redemption with a make-whole premium

At any time prior to October 15, 2065 (which is the date that is six months prior to the maturity of the New 2066 Notes (the “2066 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2066 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2066 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2066 Notes that would have been due if the New 2066 Notes matured on the 2066 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2066 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2066 Notes at a redemption price equal to 100% of the principal amount of the New 2066 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Notes

Optional clean-up redemption

In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the applicable Indenture) for notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the holders (with a copy to the trustee), given not more than 30 days following such purchase date, to redeem or purchase all the notes of each series that remain outstanding following such purchase at a price equal to the price paid to the holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the notes that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the trustee shall have no duty to calculate or verify any such calculation.

Tax Redemption

If, with respect to series of notes, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction (as defined below) or any political subdivision or Taxing Authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the applicable Issue Date or, in the event there is a successor issuer or successor or additional guarantor on the notes, on or after the date a successor assumes the obligations under the notes or there is a successor or additional guarantor on the notes, as the case may be, the Company, any Guarantor which is not formed or incorporated under the laws of the United States or any State of the United States or the District of Columbia (each, a “non-U.S. Guarantor”) or any successor issuer or successor or additional guarantor has or will become obligated to pay in respect of such notes Additional Amounts as described below under “— Additional Amounts” in excess of the Additional Amounts the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would be obligated to pay if payments were subject to withholding or deduction for Taxes imposed by Brazil or Luxembourg at a rate of 0% or, in the case of any successor issuer or successor or additional guarantor the withholding rate in effect at the time such person becomes a successor issuer or successor or additional guarantor (the “Minimum Withholding Level”), the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor may, at their or its option, redeem all, but not less than all, of the notes of each series, at a redemption price equal to 100% of their principal amount, together with any interest accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 10 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would, but for such redemption, be obligated to pay Additional Amounts above the Minimum Withholding Level. The Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will not have the right to so redeem the notes in the event the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor becomes obligated to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, none of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will have the right to so redeem the notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

In the event that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor elects to so redeem the notes, they or it will deliver to the trustee: (1) a certificate, signed in the name of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor by any two of its executive officers or by its attorney in fact or authorized signatories in accordance with its bylaws, stating that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor, as the case may be, are or is entitled to redeem the notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel, to the effect that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental requirements necessary for the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to effect the redemption have been complied with. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

General

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Any notice to the holders of notes of a series of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an officer’s certificate delivered to the trustee no later than two business days prior to the redemption date.

Selection and Notice

The Company will deliver a notice of redemption electronically or by first class mail (or otherwise in accordance with applicable DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes of the series to be redeemed (with a copy to the trustee).

In the case of any partial redemption, selection of the notes of a series for redemption will be made in accordance with applicable DTC procedures, although no note of less than US$2,000 in original principal amount will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note will state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of that note will be issued in the name of the holder of the note upon cancellation of the original note.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the notes. The Issuers may be required to offer to purchase the notes as described under the following heading entitled “— Change of Control.” The Issuers may at any time and from time to time purchase the notes of any series in the open market or otherwise. Any notes purchased in the open market or otherwise will be cancelled or remain outstanding as instructed in each case by the Company.

Additional Amounts

All payments made by the Company or any Guarantor in respect of the notes or the related Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of Brazil, Luxembourg or other jurisdiction in which the Company, such Guarantor or any paying agent of the Company or any Guarantor is organized or engaged in business for tax purposes (any of the aforementioned being a “Taxing Jurisdiction”), unless Taxes are required to be withheld or deducted by law or by the interpretation or administration thereof. If Taxes are required to be withheld or deducted by a Taxing Authority within any Taxing Jurisdiction, from any payment made by the Company or any Guarantor, as the case may be, then the Company or such Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1)    any Tax imposed by the United States or by any political subdivision or Taxing Authority thereof or therein;

(2)    any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the holder or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner of such note, if the holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company, or corporation) and the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant Taxing Jurisdiction), other than the mere receipt of such payment or the ownership or holding or enforcement of such note;

(3)    any estate, inheritance, gift, sales, value-added, excise, transfer or personal property Tax or similar Tax;

(4)    any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the notes or the Guarantees;

(5)    any Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of a note or beneficial owner of any payment on the Guarantee of such note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such holder or beneficial owner of such note or any payment on such note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law, treaty, regulation, or official administrative practice of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, holders at that time have been notified by such Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(6)    any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(7)    any payment under or with respect to a note to any holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note;

(8)    any Luxembourg registration duties (droit d’enregistrement) payable in the case of a voluntary registration of the notes (and/or any document in relation therewith) by any holder or beneficial owner of such notes with the Administration de l’Enregistrement et des Domaines in Luxembourg, when such registration is not required to maintain, preserve, establish or enforce the rights of that holder or beneficial owner under the notes (and/or any document in relation therewith); or

(9)    any combination of items (1) through (8) above.

Notwithstanding any other provisions contained herein, each of the Issuers, any Guarantor or any other person making payments on behalf of the Issuers shall be entitled to deduct and withhold as required, and shall not be required to pay, any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between either of the Issuers, any Guarantor or any other person and the United States or any jurisdiction implementing FATCA, or any law of any jurisdiction implementing an intergovernmental approach to FATCA.

Whenever in an Indenture or in this “Description of the New Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any note or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require the Issuers to repurchase all or any part of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount of those notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, unless the Issuers have delivered a redemption notice with respect to all the outstanding notes in accordance with the provisions described under “— Optional redemption,” the Issuers will deliver a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the notes on a specified date (the “Change of Control Offer”), which date will be a business day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”).

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control Triggering Event provisions of the Indentures.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)    accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(2)    deliver or cause to be delivered to the trustee or paying agent, on its behalf, the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being tendered and purchased by the Issuers.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and deliver, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control Trigger Event will apply regardless of whether any other provisions of the applicable Indenture apply. The Indentures do not contain a provision that permits the noteholders to require the Issuers to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

The occurrence of a Change of Control would constitute a default under the Revolving Credit Agreement. Future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by holders of notes of their right to require the Issuers to repurchase such notes could cause a default under the Revolving Credit Agreement or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuers’ ability to pay cash to holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Issuers’ failure to purchase notes in connection with a Change of Control Triggering Event would result in a default under the applicable Indenture. The Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the notes. See “— Amendments, Supplements and Waivers.”

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer by the Issuers and that third party purchases all notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the Company’s properties or assets and the properties or assets of its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to purchase its notes as a result of a sale, lease, exchange or other transfer of less than all of the Company’s assets and the assets of its Subsidiaries taken as a whole to another Person may be uncertain.

Certain Covenants of the Company

The Indentures provide that all of the following restrictive covenants will be applicable to the Company and its Significant Subsidiaries:

Measuring Compliance

With respect to:

(i)     whether any Lien is permitted to be Incurred in compliance with the applicable Indenture;

(ii)    any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii)   whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of the applicable Indenture or the notes, (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics, (c) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event and (d) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, the Indentures provide that compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the applicable Indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Substitution of the Company

The Company may, at its option and without the consent of any holder of the notes of a series, be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of the applicable Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(1)    the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD);

(2)    such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the notes pursuant to a supplemental indenture;

(3)    immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing; and

(4)    the Company delivers to the trustee an officer’s certificate stating that such Substitution complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company and if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the Substitution shall become a Restricted Subsidiary.

Release of JBS USA Food as an Issuer

The Company may, at its option and without the consent of any holder of the notes of a series, release JBS USA Food as an issuer for purposes of the applicable Indenture and the notes of such series; provided, that the following conditions are satisfied:

(1)    concurrently with such release, the Company or a Restricted Subsidiary of the Company is an issuer of the notes and such issuer is a corporation (or the equivalent);

(2)    JBS USA Food delivers a Guarantee of the notes pursuant to a supplemental indenture; provided, that such Guarantee shall be subject to the release provisions set forth in “— Guarantees — Release of Guarantees of Subsidiary Guarantors”;

(3)    immediately after giving effect to such release, on a pro forma basis, no Event of Default shall have occurred and be continuing;

(4)    JBS USA Food Company shall cease to be an issuer under each of the (i) Existing 2029 Notes, (ii) Existing 2031 Notes and (iii) Existing 2032 Notes, for any reason, including, without limitation, as a result of a consent solicitation, an exchange offer, the full repayment, redemption or defeasance thereof; and

(5)    the Company delivers to the trustee an officer’s certificate stating that such release complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such release have been satisfied.

Limitation on Liens

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the notes to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the applicable Issue Date or thereafter acquired, unless it has made or will make effective provision whereby the notes or the applicable Guarantee will be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees the notes secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt will be subordinated and junior to the Lien securing the notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the notes or the Guarantees. As of the date of this prospectus, the Company had no Principal Properties.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

Limitations on Sale and Leaseback Transactions

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the notes to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either (x) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under “— Limitation on Liens” to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes or (y) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

Guarantees of Debt by Restricted Subsidiaries

The Company will cause any of its Domestic Restricted Subsidiaries that are wholly-owned and that guarantee the Company’s obligations under the Term Loan Credit Agreement that is not a Subsidiary Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility to guarantee payment of the Issuers’ obligations under the applicable Indenture and related series of notes by causing such Domestic Restricted Subsidiary within 30 days to:

(1)    execute and deliver a supplemental indenture providing for a Guarantee of payment of the Issuers’ obligations under the applicable Indenture and related series of notes by such Domestic Restricted Subsidiary, except that if such Debt is by its express terms subordinated in right of payment to the notes, any such Guarantee of such Domestic Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such Domestic Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Debt is subordinated to the notes; and

(2)    deliver to the trustee an Opinion of Counsel to the effect that:

(a)     such supplemental indenture has been duly executed and authorized; and

(b)    such supplemental indenture constitutes an enforceable obligation of such Domestic Restricted Subsidiary (subject to customary exceptions and limitations), except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, however, that the foregoing provisions of this covenant will not be applicable to any guarantee of any Domestic Restricted Subsidiary if the Company has reasonably determined that such guarantee would result in or create a material risk of tax or other liability.

Reports

Reports of the Company

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the trustee and the holders of notes with the following:

(1)    within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2)    within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP; and

(3)    simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

provided, however, that reports and information provided pursuant to clauses (1), (2) and (3) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (1) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which holders of notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs and the information required under “— Reports of Parent” (the “Required Information”) is posted; or (2) distribute via electronic mail the Required Information to beneficial owners of the notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2) or (3) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

In addition, for so long as any notes are outstanding, the Company shall also:

(1)    within 15 business days after providing the trustee and the holders with the annual and quarterly information required pursuant to clauses (1) and (2) above, hold a conference call for Permitted Parties to discuss such reports and the results of operations for the relevant reporting period; and

(2)    issue a press release to any U.S. nationally recognized wire service, post to the website mentioned in the prior paragraph or employ other means commercially reasonably expected to reach Permitted Parties no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Permitted Parties to contact the appropriate person at the Company to obtain such information.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ and Guarantors’ compliance with any of their covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Issuers’ and Guarantors’ compliance or non-compliance with any covenants in the Indentures or notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

The Issuers have agreed that, for so long as any notes remain outstanding, the Issuers will furnish to noteholders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company’s obligations pursuant to this covenant may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (other than the Parent) (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)    the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and

(2)    Company Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Reports of Parent

Prior to the Fall-Away Event, Parent shall make available to the trustee and the holders of notes with the following:

(1)    within 120 days after the end of each fiscal year of Parent, annual audited consolidated financial statements in English of Parent, prepared in accordance with IFRS and accompanied by an opinion of independent public accountants; and

(2)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, quarterly unaudited consolidated financial statements in English of Parent prepared in accordance with IFRS.

At any time that the Unrestricted Subsidiaries of Parent, taken as a whole, account for at least 20% of the Consolidated EBITDA (calculated for Parent and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Parent and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for Parent’s compliance or non-compliance with any covenants in the Indentures or notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

Parent’s obligations pursuant to this covenant may, at Parent’s option, be suspended and instead provided by any direct or indirect parent of Parent (any such entity, a “Parent Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)    Parent Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of Parent; and

(2)    Parent Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Parent Reporting Entity instead of Parent; provided that, if the Parent Reporting Entity has material operating assets (other than Parent and its Subsidiaries), the quarterly and annual financial statements of Parent Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Parent Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Parent Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Parent Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(1)    either

(a)     the Company is the Surviving Person; or

(b)    the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, will be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay such Additional Amounts as set forth under “— Additional Amounts” (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, JBS USA Finance or JBS USA Food shall be a co-obligor on the notes or the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the notes;

(2)    such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the notes and the applicable Indenture pursuant to a supplemental indenture;

(3)    no Event of Default shall have occurred and be continuing; and

(4)    the Company delivers to the trustee an officer’s certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clause (3),

(A)    any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B)    the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the notes and the applicable Indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the applicable Indenture and the notes.

Events of Default

Each of the following constitutes an Event of Default under the Indentures:

(1)    the failure to pay interest on the relevant series of notes when that interest becomes due and payable and the Default continues for 30 days;

(2)    the failure to pay principal of or premium, if any, on the relevant series of notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

(3)    the failure to comply with “— Merger, consolidation and sale of assets” above;

(4)    failure by any Parent Guarantor, the Issuers or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under the caption “— Reports,” which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the relevant series of notes or the relevant Indenture, which failure continues for a period of 60 days after the Company receives a written notice specifying the default from the trustee or holders of at least 30% in outstanding aggregate principal amount of notes;

(5)    Debt of an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of the Parent is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds US$125.0 million;

(6)    failure by the Company, any Significant Subsidiary of the Company or, prior to the Fall-Away Event, Parent or any of its Significant Subsidiaries (other than the Company or any of its Significant Subsidiaries) to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of US$125.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)    certain events of bankruptcy, insolvency or reorganization affecting an Issuer, any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries); and

(8)    any Guarantee of a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, any Guarantor that is a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the applicable Indenture).

If any Event of Default (other than those of the type described in clause (7) of the preceding paragraph with respect to the Company or, prior to the Fall-Away Event, Parent) occurs under the relevant series of notes and is continuing, the trustee or the holders of at least 30% in outstanding aggregate principal amount of the relevant series of notes then outstanding may declare the principal of all the relevant series of notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

The Company shall deliver to the trustee, within ten business days after becoming aware of the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default of the type described in clause (7) above relating to the Company or, prior to the Fall-Away Event, Parent occurs and is continuing, then such amount with respect to all the notes will become due and payable immediately without any declaration or other act on the part of the trustee or any holder of the notes.

The trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of default is received by a responsible officer of the trustee at the corporate trust office of the trustee, and such notice references the relevant series of notes and the relevant Indenture and states that it is a notice of default.

Each Indenture provides that the holders of a majority in aggregate principal amount of the relevant series of then outstanding notes issued thereunder by notice to the trustee may on behalf of the holders of all of the notes of the corresponding series waive any existing Default or Event of Default and its consequences (including any resulting non-payment Default or Event of Default) under the corresponding Indenture (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the notes held by a non-consenting holder that did not result from a non-payment Default or Event of Default) and rescind any acceleration and its consequences with respect to such series of notes; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the trustee under the corresponding Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and its counsel have been paid.

In the event of a declaration of acceleration of a series of notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series of notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of such series of notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the relevant series of notes that became due solely because of the acceleration of such series of notes, have been cured or waived.

Each Indenture provides that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant entitled “Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of the applicable Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the relevant Indenture.

The Company is required to deliver to the trustee, within 120 days after the end of the Company’s fiscal year, a certificate indicating such signing officer’s knowledge as to whether the Issuers have complied with all conditions and covenants under the relevant Indenture.

Subject to the provisions of the Indentures relating to the duties of the trustee in case an Event of Default should occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indentures at the request or direction of any of the holders unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provision for security or indemnification and certain limitations contained in the Indentures, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Amendments, Supplements and Waivers

Subject to exceptions described below, the Company and the trustee may amend the relevant Indenture and series of notes with the consent of the holders of a majority in principal amount of the corresponding series of the notes, including additional notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for corresponding series of the notes) and any existing Default or Event of Default or compliance with any provision of the relevant Indenture or the notes may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the notes held by a non-consenting holder). Without the consent of each holder of an outstanding note affected, however, no amendment may:

(1)    reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)    reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

(3)    reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase (other than with respect to the minimum notice period to holders of notes), or reduce the redemption or repurchase price for those notes (except, in the case of repurchases, as would otherwise be permitted under clause (7) hereof);

(4)    make any note payable in money other than that stated in the note and the relevant Indenture;

(5)    impair the contractual right of any holder to receive payment of principal, premium, interest on that holder’s notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s notes or any Guarantee;

(6)    modify the provisions contained in the relevant Indenture permitting holders of a majority in principal amount of the notes to waive a Default;

(7)    after the Issuers’ obligation to purchase the notes arises under the relevant Indenture, amend, modify or change the obligation of the Issuers to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(8)    make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the holders of the notes.

Without the consent of any holder, the Company and the trustee may amend the applicable Indenture to:

(a)     cure any ambiguity, omission, defect or inconsistency;

(b)    provide for the assumption by a successor entity of the obligations of an Issuer under the relevant Indenture;

(c)     provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(d)    add additional Guarantees or additional obligors with respect to the notes;

(e)     secure the notes;

(f)     add to the covenants of the Issuers for the benefit of the holders or surrender any right or power conferred upon the Issuers;

(g)    make any other change that does not adversely affect the rights of any holder in any material respect;

(h)    comply with any requirement of the Commission in connection with the qualification of any Indenture under the Trust Indenture Act of 1939;

(i)     provide for the issuance of additional notes in accordance with the limitations set forth in the relevant Indenture as of the date of such Indenture;

(j)     conform the text of the relevant Indenture, the notes or any Guarantee to any provision of this “Description of the New Notes”; or

(k)    provide for the Fall-Away Amendment or any other event or action required or permitted by the relevant Indenture.

The consent of the noteholders of the relevant series of notes is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Defeasance

The Company may, at its option and at any time, elect to terminate all of the Issuers’ and the Guarantors’ obligations with respect to any series of then outstanding notes, the Guarantees and the applicable Indenture (“legal defeasance”), except for:

(1)    the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, or interest on those notes when these payments are due from the defeasance trust referred to below;

(2)    the Issuers’ obligations with respect to the issuance of temporary notes, the registration of notes, the status of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties, indemnities and immunities of the trustee and the Issuers’ obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4)    the Issuers’ obligations under the defeasance provisions contained in the applicable Indenture.

In addition, the Company may, at its option and at any time, elect to release the Issuers’ and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) with respect to the notes, and thereafter any failure by the Company or its Restricted Subsidiaries or Parent and its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to the corresponding series of notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “— Events of Default” will no longer constitute Events of Default with respect to the corresponding series of notes.

If the Company exercises legal defeasance, payment of the corresponding series of notes may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of the corresponding series of notes may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8)

under “— Events of Default” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “— Merger, consolidation and sale of assets” above or of Parent to comply with clause (3) of the third to last paragraph under “— Merger, consolidation and sale of assets” above.

The Company may exercise its legal defeasance option with respect to any series of the notes notwithstanding its prior exercise of covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1)    the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders of such series, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and non-callable U.S. Government Securities, sufficient to pay the principal, premium, if any, and interest on the outstanding notes on the stated maturity or on an available redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to that redemption date;

(2)    in the case of legal defeasance only, the Company must deliver to the trustee an Opinion of Counsel confirming that:

(a)    the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)    since the applicable Issue Date, there has been a change in the applicable federal income tax law, and

(c)     based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3)    in the case of covenant defeasance only, the Company must deliver to the trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4)    no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5)    in the case of legal defeasance only, the legal defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)    in the case of legal defeasance only, the Company must deliver to the trustee an Opinion of Counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7)    the Company must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8)    the Company must deliver to the trustee an officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the notes for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Company may discharge the applicable Indenture with respect to any series of notes such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the notes as to all outstanding notes of such series when:

(1)    either

(a)     all the notes of such series previously authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the trustee for cancellation; or

(b)    all notes not previously delivered to the trustee for cancellation

(i)     have become due and payable, or

(ii)    will become due and payable at their maturity within one year, or

(iii)   are to be called for redemption within one year under arrangements satisfactory to the trustee,

and in the case of (i), (ii) or (iii), the Company has deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the notes not previously delivered to the trustee for cancellation for principal, premium, if any, and interest on the notes to the date of deposit, in the case of notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

(2)    the Company has paid or caused to be paid all other sums payable by the Issuers under the applicable Indenture; and

(3)    the Company delivers to the trustee an officer’s certificate and Opinion of Counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder, as such, of an Issuer or any Guarantor shall have any liability for any obligations of the Issuers or of the Guarantors under the notes, the Indentures, the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

Regions Bank is the trustee under each Indenture and has been appointed by the Issuers as registrar and paying agent with regard to the notes. The holders of a majority in outstanding aggregate principal amount of the then outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the applicable Indenture, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur, the trustee will be required, in the exercise of its power, to use or exercise the degree of care of a prudent person in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee has not provided or approved any information in this prospectus, takes no responsibility for any information contained in this prospectus, and makes no representation as to the contents of this prospectus.

Governing Law

Each Indenture provides that the Indentures, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. For the avoidance of doubt, the application of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is excluded.

Definitions

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Australian Subsidiaries” means any Subsidiary of the Company which is organized under the laws of Australia.

“Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Board of Directors” means:

(1)    with respect to a corporation, the Board of Directors of the corporation;

(2)    with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Capital Stock” means:

(1)    with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2)    with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3)    with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4)    with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following events:

(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(2)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the applicable Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the applicable Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Ratings Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)    increased (without duplication) by:

(a)     provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b)    Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)     Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d)    any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by the applicable Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the notes and the Revolving Credit Agreement and (ii) any amendment or other modification of the notes, and, in each case, deducted in computing Consolidated Net Income, plus

(e)     the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the applicable Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plans or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f)     any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h)    expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i)     costs of surety bonds incurred in such period in connection with financing activities, plus

(j)     the amount of net cost savings and synergies projected by such Person in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of such Person and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k)    business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l)     restructuring charges or reserves (including restructuring costs related to acquisitions after the applicable Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m)   the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n)    any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Capital Stock), plus

(o)    the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of such Person in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the applicable Indenture, plus

(p)    with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q)    the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of such Person, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3)    increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a)     amortization of debt discount;

(b)    the interest component of Capitalized Lease Obligations;

(c)     commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d)    interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e)     interest expense on Debt guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f)     net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g)    cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t)     accretion or accrual of discounted liabilities not constituting Debt;

(u)    interest expense attributable to a parent entity resulting from push-down accounting;

(v)    any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w)    any Additional Amounts and any comparable “additional amounts”;

(x)    amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the applicable Issue Date;

(y)    any expensing of bridge, commitment and other financing fees; and

(z)     commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility;

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)    any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)    any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined by the Company, shall be excluded,

(5)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or cash equivalents) or that (as reasonably determined by the Company) could have distributed to the reference Person or a Restricted Subsidiary thereof in respect of such period,

(6)    [reserved],

(7)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the applicable Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)    any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9)    any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10)  any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the applicable Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)  changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13)  to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the applicable Indenture.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Revolving Credit Agreement) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1)    for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2)    evidenced by bonds, debentures, notes or other similar instruments;

(3)    constituting Capitalized Lease Obligations;

(4)    Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)    for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6)    for Debt of other Persons to the extent guaranteed by such Person;

(7)    for Hedging Obligations; and

(8)    for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a)     the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b)    the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1)    matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2)    is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3)    is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the notes; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the notes will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing 2029 Notes” means the US$600.0 million of 3.000% senior notes due 2031 outstanding on the issue date of such notes, issued by the Issuers.

“Existing 2031 Notes” means the US$500.0 million of 3.750% senior notes due 2031 outstanding on the issue date of such notes, issued by the Issuers.

“Existing 2032 Notes” means the US$1.0 billion of 3.000% sustainability-linked senior notes due 2032 outstanding on the issue date of such notes, issued by the Issuers.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means, as used in the applicable Indenture with respect to financial calculations relating to (i) the Company and its Restricted Subsidiaries for purposes of the covenants described under “— Certain Covenants of the Company,” U.S. GAAP and (ii) Parent and its Restricted Subsidiaries for purposes of the covenants described under “— Reports — Reports of Parent,” IFRS.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Issuers’ payment obligations under the applicable Indenture and the notes.

“Guarantors” means (1) each Parent Guarantor; and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of the applicable Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the notes when its respective Guarantee is released in accordance with the terms of the applicable Indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1)    any Interest Rate Protection Agreement;

(2)    foreign exchange contracts and Currency Protection Agreements;

(3)    any Commodity Agreement; and

(4)    other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices and not entered into for speculative purposes.

“IFRS” means, at Parent’s option or the Company’s option, International Financial Reporting Standards as adopted by the International Accounting Standards Board, as implemented in Brazil through the accounting pronouncements of the Brazilian Committee of Accounting Pronouncements (Comitê de Pronunciamentos Contábeis) approved by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or as implemented through the accounting pronouncements by international accounting standards or in the jurisdiction in which Parent or Parent Reporting Entity is domiciled. At any time after the applicable Issue Date, Parent or the Company may elect to apply U.S. GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean U.S. GAAP (except as otherwise provided in the applicable Indenture).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means, as applicable, the date on which the applicable series of the Old Notes were issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of Preferred Stock dividends.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an in-house counsel to, the Company, JBS USA Food, JBS USA Finance, Inc. and/or the Guarantors.

“Par Call Date” means, as applicable, the 2035 Notes Par Call Date, the 2055 Notes Par Call Date, the 2036 Notes Par Call Date, the 2056 Notes Par Call Date or the 2066 Notes Par Call Date.

“Parent” means JBS S.A., a sociedade anônima organized under the laws of Brazil.

“Parent Guarantors” means (i) Parent, (ii) JBS Global Luxembourg S.à r.l. and (iii) JBS Global Meat Holdings Pty. Limited.

“Permitted Holders” means (i) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries, (ii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (i) and (iii) Parent and any subsidiary of Parent.

“Permitted Liens” means:

(1)    Liens to secure (a) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Credit Agreement or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(a) shall not exceed the greater of (x) US$1,000.0 million less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence) and (b) Debt of the Company or a Restricted Subsidiary of the Company under Credit Facilities (other than the ABL Revolving Facility); provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(b) shall not exceed the greater of (x) US$2,800.0 million and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.5 to 1.00;

(2)    Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3)    Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4)    Liens for Taxes on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6)    Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Significant Subsidiaries taken as a whole;

(7)    Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8)    Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9)    pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case, in the ordinary course of business;

(10)  utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11)  Liens securing Hedging Obligations and Cash Management Services;

(12)  Liens existing on the applicable Issue Date not otherwise described in clauses (1) through (11) above;

(13)  Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a)     the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under the applicable Indenture; and

(b)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14)  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15)  Liens securing Debt or other obligations of a Significant Subsidiary of the Company owing to the Company or another Significant Subsidiary;

(16)  Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)  Liens in favor of the Company or any Subsidiary Guarantor;

(18)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19)  Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21)  Liens securing Debt (other than Subordinated Debt); provided that after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.5 to 1.0;

(22)  Liens not otherwise permitted by clauses (1) through (21) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (i) US$2.5 billion and (ii) 10.0% of Total Assets of the Company, in either case, at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (22);

(23)  judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(24)  Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(25)  (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business; and

(26)  Liens to secure a defeasance trust.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pilgrim’s Pride” means Pilgrim’s Pride Corporation, a company incorporated under the laws of Delaware.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means, at the Company’s or Parent’s, as applicable, option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Ratings Decline” means that at any time within 60 days after the earlier of the date of public notice of a Change of Control and the date on which the Company or any other Person publicly declares its intention to effect a Change of Control, (1) in the event the notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the notes by at least two of the Rating Agencies is below an Investment Grade rating; or (2) in the event the ratings assigned to the notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade rating, the rating assigned to the notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“Revolving Credit Agreement” means the Revolving Syndicated Facility Agreement, dated November 1, 2022, among the Company, JBS USA Food, JBS Australia PTY Limited and JBS Food Canada ULC, the other credit parties signatory thereto, the lenders party thereto, Bank of Montreal, as administrative agent, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Secured Debt” means any of the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1)    Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date, to

(2)    Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1)    if such Person or any Restricted Subsidiary:

(a)     has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i)     the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or

(ii)    if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b)    has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2)    if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a)     the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)    Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3)    if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4)    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an officer’s certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such officer’s certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens,” the Company may elect, pursuant to an officer’s certificate, to treat all or a portion of the commitment under any Debt which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Debt under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Debt or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” of any Person means any Restricted Subsidiary of such Person which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt whether outstanding on the applicable Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the notes or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the applicable Indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Subsidiary Guarantor” means any Guarantor which is a Subsidiary of the Company.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge in the nature of tax (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption (or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the applicable Par Call Date. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) JBS Wisconsin Properties and each of its subsidiaries (which subsidiaries include Pilgrim’s Pride), (ii) any Subsidiary designated as an “unrestricted subsidiary” under the Revolving Credit Agreement and (iii) any direct or indirect Subsidiary of the Company formed after the applicable Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (iii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary. Notwithstanding the foregoing, under no circumstances shall the Issuer be designated an Unrestricted Subsidiary.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the applicable Indenture shall be construed, and all computations of amounts and ratios referred to in the applicable Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825 — Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the applicable Indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the applicable Issue Date, the Company may elect to apply IFRS accounting principles in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the applicable Indenture).

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

REGISTRATION RIGHTS

The following description of the Registration Rights Agreements is a summary and does not describe every aspect of the Registration Rights Agreements. This summary is subject to, and is qualified in its entirety by, reference to all of the provisions of the Registration Rights Agreements. We urge you to read the Registration Rights Agreements in their entirety because these agreements, not the following summary, will define your rights as a holder of Old Notes under the applicable Registration Rights Agreement. Copies of the Registration Rights Agreements are included as Exhibits 4.1 and 4.2 to the registration statement related to this prospectus and may be obtained at the addresses set forth under “Where You Can Find Additional Information.”

On January 21, 2025, JBS USA entered into a registration rights agreement (the “January Registration Rights Agreement”), pursuant to which JBS USA agreed, for the benefit of the holders of the Old January Notes, to use its commercially reasonable efforts to cause a registration statement to be filed with the SEC (the “exchange offer registration statement”) with respect to a registered offer (the “registered exchange offer”) to exchange the Old January Notes of each series for New January Notes of the same series, which will have terms identical in all material respects to such Old January Notes, except that the New January Notes will not contain transfer restrictions, to be declared effective and to complete the registered exchange offer within 365 days after JBS USA entered into the January Registration Rights Agreement.

On July 3, 2025, JBS USA entered into a registration rights agreement (the “July Registration Rights Agreement” and, together with the January Registration Rights Agreement, the “Registration Rights Agreement”), pursuant to which JBS USA agreed, for the benefit of the holders of the Old July Notes, to use its commercially reasonable efforts to cause an exchange offer registration statement with respect to a registered exchange offer to exchange the Old July Notes of each series for New July Notes of the same series, which will have terms identical in all material respects to such Old July Notes, except that the New July Notes will not contain transfer restrictions, to be declared effective and to complete the registered exchange offer within 365 days after JBS USA entered into the July Registration Rights Agreement.

Each Registration Rights Agreement provides that, promptly after the exchange offer registration statement has been declared effective, JBS USA will commence the registered exchange offer. JBS USA agreed to keep the registered exchange offer open for not less than 20 business days after the date notice is mailed to the holders of the Old Notes, or longer if required by applicable law. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of their original issuance. The New Notes will vote and consent together with the Old Notes of the same series on all matters on which holders of such Old Notes or New Notes are entitled to vote and consent.

Under existing interpretations of the staff of the SEC, the New Notes would generally be freely tradable after the completion of the registered exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of JBS USA or who intends to participate in the registered exchange offer for the purposes of distributing the exchange notes:

•        will not be able to rely on the interpretations of the staff of the SEC;

•        will not be entitled to participate in the registered exchange offer; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes who wishes to exchange Old Notes for New Notes pursuant to the registered exchange offer will be required to represent to JBS USA at the consummation of the registered exchange offer that:

•        it is not an affiliate of JBS USA;

•        it is not a broker-dealer tendering Old Notes acquired directly from JBS USA for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

JBS USA’s consummation of the registered exchange offer are subject to certain conditions set forth in the Registration Rights Agreements, including, without limitation, our receipt of the representations from participating holders of Old Notes as described above and in the Registration Rights Agreements.

If, due to a change in law or in applicable interpretations of the staff of the SEC, JBS USA determines upon the advice of its outside counsel that it is not permitted to effect the registered exchange offer, the Registration Rights Agreements provide that JBS USA will, at its reasonable cost:

•        as promptly as practicable file with the SEC a shelf registration statement (the “shelf registration statement”) covering resales of the Old Notes;

•        use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 365 days after the date, if any, on which JBS USA became obligated to file the shelf registration statement; and

•        use JBS USA’s commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is two years after the date that JBS USA enters into the applicable Registration Rights Agreement or the time that all of the Old Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act and the applicable interpretations of the SEC.

In the event of an applicable shelf registration statement, for each relevant holder of Old Notes, JBS USA agrees to:

•        provide copies of the prospectus that is part of the shelf registration statement;

•        notify each such Holder when the shelf registration statement has been filed and when it has become effective; and

•        take certain other actions as are required to permit unrestricted resales of the Old Notes.

A holder that sells Old Notes pursuant to such shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such holder, including certain indemnification obligations. No holder shall be entitled to be named as a selling security holder in such shelf registration statement or to use the prospectus forming a part thereof for resales of the Old Notes unless such holder has signed and returned to JBS USA a notice and questionnaire as distributed by JBS USA consenting to such holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to JBS USA.

The Registration Rights Agreements for the Old Notes provide that a holder will be required to deliver information to be used in connection with such shelf registration statement to benefit from the provisions set forth in the following paragraph.

If:

•        neither the registered exchange offer is completed within 365 days after the date that JBS USA entered into the applicable Registration Rights Agreement (in the case of the Old January Notes, January 21, 2026 and in the case of the Old July Notes, July 3, 2026) nor the shelf registration (if applicable) has been declared effective within 365 days after the date, if any, on which JBS USA became obligated to file such shelf registration statement; or

•        such shelf registration statement has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the applicable Registration Rights Agreement (each such event referred to in this bullet point and the previous bullet point, a “registration default”);

then, if JBS USA has not undertaken its commercially reasonable efforts in connection with any of the previous bullet points, JBS USA will, subject to certain exceptions, be required to pay additional interest as liquidated damages to the holders affected thereby, and additional interest will accrue on the principal amount of the Old Notes affected thereby, in addition to the stated interest on the Old Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest on the Old Notes will accrue at a rate of 0.25% per annum immediately following the occurrence of any registration default until, but not including, the date on which all registration defaults have been cured.

Following the cure of all registration defaults, the accrual of additional interest on the affected Old Notes will cease and the interest rate will revert to the original rate on such Old Notes. Any additional interest on the Old Notes will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Old Notes with respect to any registration default.

Holders will also be required to suspend (on one or more occasions) their use of such shelf registration statement and the related prospectus upon written notice from JBS USA for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to JBS USA that, in its reasonable judgment, would be detrimental to JBS USA if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

The Registration Rights Agreements provide that a Holder agrees to be bound by the provisions of the applicable Registration Rights Agreement whether or not the holder has signed the applicable Registration Rights Agreement.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The New Notes will initially be evidenced by one or more global notes deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee.

Unless the New Notes represented by a global note are exchanged, in whole or in part, for New Notes in definitive form, the New Notes represented by a global note may generally be transferred only as a whole and only to another nominee of DTC or to a successor depositary or its nominee.

DTC currently limits the maximum denomination of any single global note to US$500.0 million. Beneficial interests in the New Notes represented by a global note will be shown on, and transfers of New Notes represented by a global note will be effected only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon issuance of the New Notes represented by a global note in connection with the applicable Exchange Offer, DTC will credit the accounts of the participants designated by the Exchange Agent with the applicable principal amount of the New Notes exchanged for the Old Notes in the applicable Exchange Offer. Ownership of beneficial interests in the New Notes represented by global notes will be shown:

•        on DTC’s records with respect to participants;

•        by the participants with respect to indirect participants and certain beneficial owners; and

•        by the indirect participants with respect to all other beneficial owners.

The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in the New Notes represented by global notes may be limited.

Under the applicable Indenture, if the nominee of DTC is the registered owner of the New Notes represented by global notes, the nominee will be considered the sole owner or holder of such New Notes. Except as provided below, owners of the New Notes represented by global notes will not be entitled to have such New Notes registered in their names, will not receive or be entitled to receive physical delivery of such New Notes in definitive form and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that, pursuant to its customary practice with respect to the giving of consents and voting, it will deliver an omnibus proxy to the trustee assigning the related holder’s voting rights to the participant to whose account the New Notes represented by global notes are credited on the record date. Each proxy will include a list of participants’ positions in the relevant New Note as of the record date for a consent or vote.

We will wire to DTC’s nominee principal and interest payments with respect to the New Notes represented by global notes. We and the trustee will treat DTC’s nominee as the owner of the New Notes represented by global notes for all purposes. Accordingly, we, the trustee, any paying agent and any agent of us, the trustee or the paying agent will have no direct responsibility or liability to pay amounts due on the New Notes represented by global notes to owners of beneficial interests in such New Notes or for maintaining and reviewing any records relating to the beneficial interests.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their holdings of beneficial interests in the New Notes represented by global notes as shown on DTC’s records. DTC’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the New Notes represented by global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the Notes represented by global notes, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Exchange Agent, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

The New Notes represented by global notes will be exchangeable for the New Notes registered with the same terms in authorized denominations only if:

•        DTC notifies us that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

•        an Event of Default has occurred and is continuing with respect to the New Notes represented by global notes; or

•        certain circumstances exist, as specified in the applicable Indenture.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive New Notes. Such New Notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, in registered form only, and without coupons. We will maintain one or more offices or agencies in New York City, New York to facilitate the transfer or exchange of the New Notes represented by global notes. Holders of the New Notes are not required to pay any service charges for any transfer or exchange, but we may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Links have been established among DTC, Clearstream and Euroclear, which are European book-entry depositaries similar to DTC, to facilitate the initial issuance of the New Notes exchanged outside of the United States and cross-market transfers of the New Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Each of Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC.

When the New Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive the New Notes against payment therefor. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account. Credit for the New Notes will appear on the next day (European time), in the case of Clearstream and Euroclear.

Because settlement of the issuance of the New Notes will take place during New York business hours, DTC participants will be able to employ their usual procedures for sending the New Notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear, as the case may be, participants. As a result, to the DTC participant, a cross-market transaction will settle no differently than a transaction between two DTC participants.

When a Clearstream or Euroclear, as the case may be, participant wishes to transfer the New Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one business day prior to settlement. In these case, Clearstream or Euroclear, as the case may be, will instruct its United States agent to transfer the New Notes against payment therefor. The payment will then be reflected in the account of the Clearstream or Euroclear, as the case may be, participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in the New York City, New York. If settlement is not completed on the intended value date, proceeds credited to the Clearstream or Euroclear, as the case may be, participant’s account will instead be valued as of the actual settlement date.

Same-Day Settlement in respect of the Notes Represented by Global Notes

Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

PLAN OF DISTRIBUTION

Under existing interpretations of the Staff of the SEC, set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Old Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the New Notes:

•        will not be able to rely on the interpretations of the Staff;

•        will not be entitled to participate in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

In addition, in connection with any resales of the New Notes, any broker-dealer that acquired New Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of New Notes.

We have not sought and do not intend to seek a no-action letter from the SEC with respect to the Exchange Offers, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

The Co-Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon request, for a period of 90 days after the Expiration Date, the Co-Issuers will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Old Notes for New Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities or arrangements and investors therein, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes or the New Notes being taken into account in an applicable financial statement, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, and persons holding the Old Notes or that will hold the New Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.

The exchange of an Old Note for a New Note pursuant to the Exchange Offers (described under “Exchange Offers”) will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of a New Note pursuant to the Exchange Offers, your holding period for a New Note will include the holding period of the Old Note exchanged therefor, your adjusted tax basis in an New Note will be the same as the adjusted tax basis in the Old Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning and disposing of an Old Note will continue to apply to the New Note received in exchange therefor. Holders who did not purchase the Old Notes at original issuance for cash at their original offering price should consult their own tax advisors with respect to the U.S. federal income tax considerations associated with owning and disposing of a New Note.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE CONSIDERATIONS RELATING TO OWNING AND DISPOSING OF THE NEW NOTES.

LEGAL MATTERS

Certain legal matters of United States federal and New York state law in connection with respect to the validity of the offered securities in connection with the Exchange Offers will be passed upon for the Co-Issuers by White & Case LLP. Certain legal matters in connection with Netherlands law will be passed upon for JBS N.V. by Loyens & Loeff N.V.

EXPERTS

The consolidated financial statements of JBS S.A. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, incorporated by reference into this prospectus by reference to the JBS S.A. Form 20-F, in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC on Form F-4 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our website allows you to access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information that is contained in, or that will be accessed through, our website is not part of this prospectus.

JBS N.V. is subject to the informational requirements of the Exchange Act. Accordingly, it is required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. You may read JBS N.V.’s periodic reports on the SEC’s website at http://www.sec.gov. Except as otherwise expressly indicated herein, any such information does not form part of this prospectus or the registration statement. Those reports or other information will be available without charge on the SEC’s website.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. In addition, we are required to promptly disclose on Form 6-K any material information that we (1) make or are required to make public pursuant to the law of our domicile, incorporation or organization, (2) file or are required to file with a stock exchange on which our securities are traded and which was made public by that exchange or (3) distribute or are required to distribute to our security holders.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful and does not constitute an offer of securities to the public in the European Union within the meaning of Article 3(1) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended, (the “Prospectus Regulation”). This prospectus is not a prospectus or an offer document within the meaning of the Prospectus Regulation.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have incorporated by reference certain information that we file with, or furnish to, the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We are incorporating by reference into this prospectus the following documents that JBS N.V. or JBS S.A., as the case may be, filed with, or furnished to, the SEC:

•        Annual report on Form 20-F of JBS S.A. for the year ended December 31, 2024, filed with the SEC on March 26, 2025 (Film No. 25769820) (the “JBS S.A. Form 20-F”);

•        Exhibit 99.1 to current report on Form 6-K of JBS N.V. furnished to the SEC on November 13, 2025 (Film No. 251479915), comprising the JBS N.V.’s unaudited interim financial statements (the “JBS N.V. Third Quarter Form 6-K”);

•        Exhibit 99.2 to current report on Form 6-K of JBS N.V. furnished to the SEC on November 13, 2025 (Film No. 251479915), comprising the management’s discussion and analysis of financial condition and results of operations of JBS N.V. in respect of the JBS N.V.’s unaudited interim financial statements (“JBS N.V. Third Quarter MD&A” and, together with the JBV N.V. Third Quarter Form 6-K, the “JBS N.V. Third Quarter Information”); and

•        Exhibit 99.1 to current report on Form 6-K of JBS N.V. furnished to the SEC on November 17, 2025 (Film No. 251489142) regarding the agreement to acquire Hickman’s Egg Ranch.

We also incorporate by reference in this prospectus any future filings of JBS N.V. on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of JBS N.V. on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

The information incorporated by reference contains important information about us and our financial condition and is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed or furnished document which is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to JBS N.V.’s investor relations team at ri@jbs.com.br.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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PROSPECTUS

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December 11, 2025